UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.       )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ACREAGE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ACREAGE HOLDINGS, INC.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an annual general meeting (the “Meeting”) of the holders (the “Subordinate Shareholders”) of Class D subordinate voting shares (the “Floating Shares”) and Class E subordinate voting shares (the “Fixed Shares” and together with the Floating Shares, the “Subordinate Voting Shares”), the holders (“MVS Shareholders”, and together with the Subordinate Shareholders, the “Shareholders”) of Class F multiple voting shares (the “Fixed Multiple Shares”, and collectively with the Subordinate Voting Shares the “Shares”) of Acreage Holdings, Inc. (the “Corporation”) will be held on May 26, 2022 at 12:00 p.m. (EDT) for the following purposes:

1.	to receive the audited financial statements of the Corporation for the year ended December 31, 2021, together with the auditors’ report thereon;

2.	to ratify the increase in the number of directors of the Corporation to nine;

3.	to elect the directors of the Corporation for the ensuing year;

4.	to appoint Marcum LLP as the auditors of the Corporation for the ensuing year per the Audit Committee’s recommendation, and authorize the directors to fix the remuneration of the auditors; and

5.	to transact such other business as may properly be brought before the Meeting or any adjournment(s) or postponement(s) thereof.

Information relating to the matters to be brought before the Meeting is set forth in the proxy statement (the “Proxy Statement”) which accompanies this Notice.

The Board of Directors of the Corporation has fixed Monday, April 11, 2022 as the record date for the Meeting. Shareholders of record at the close of business on this date are entitled to notice of the Meeting and to vote thereat or at any adjournment or postponement thereof on the basis of: (i) one (1) vote for each Subordinate Voting Share held; and (ii) four thousand three hundred (4,300) votes for each Fixed Multiple Share held.

Meeting Format

The Corporation is holding the Meeting this year as a completely virtual Meeting, which will be conducted via teleconference. Shareholders will not be able to attend the Meeting in person.

At the start of the COVID-19 pandemic, out of an abundance of caution, to address potential issues arising from the unprecedented public health impact of COVID-19, and to limit and mitigate risks to the health and safety of our communities, Shareholders, employees, directors and other stakeholders, we made the decision to hold our Annual Meeting virtually. To address any lingering concerns regarding COVID-19, including the introduction of new variants, and to provide for greater participation of our Shareholders who are not centrally located, we will be holding the Meeting in a virtual only format this year as well. Shareholders will not need to, or be able to, physically attend the Meeting.

Registered Shareholders and duly appointed proxyholders will be able to attend, participate and vote at the Meeting online at web.lumiagm.com/214479137. Beneficial Shareholders (being Shareholders who hold their Shares through a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary) who have not duly appointed themselves as proxyholder will be able to attend as a guest and view the webcast but not be able to participate or vote at the Meeting.

Registered Shareholders may attend the Meeting virtually or may be represented by proxy. If you are a registered Shareholder and are unable to attend the Meeting, please exercise your right to vote by completing, signing, dating and returning the applicable accompanying form of proxy to Odyssey Trust Company (“Odyssey” or the “Transfer Agent”). To be valid, completed proxy forms must be signed, dated and deposited with Odyssey using one of the following methods:

By Mail or Hand	Odyssey Trust Company
Delivery:	Attn: Proxy Department
350 – 409 Granville Street, Vancouver BC V6C 1T2
By Internet:	https://login.odysseytrust.com/pxlogin

Proxies must be deposited with Odyssey not later than 10:00 a.m. (EDT) on May 24, 2022, or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned meeting. The Chair of the Meeting shall have the discretion to waive or extend the proxy deadlines without notice.

As a Shareholder of the Corporation, it is very important that you read the Proxy Statement and other Meeting materials carefully. They contain important information with respect to voting your Shares and attending and participating at the Meeting.

If a Shareholder receives more than one form of proxy because such holder owns Shares of different classes and/or registered in different names or addresses, each form of proxy should be completed and returned.

If you are a registered Shareholder and receive these materials through your broker or through another intermediary, please complete and return the form of proxy or voting instruction form in accordance with the instructions provided to you by your broker or by the other intermediary.

NOTICE-AND-ACCESS

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”) and by the Canadian Securities Administrators under National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer, we may furnish our proxy statement and annual report to Shareholders of record by providing access to those documents via the Internet instead of mailing printed copies. The notice you received regarding the Internet availability of our proxy materials (the “Notice”) provides instructions on how to access our proxy materials and cast your vote via the Internet, by telephone or by mail.

Shareholders’ access to our proxy materials via the Internet is more environmentally friendly as it will help reduce paper use and will also reduce the cost of printing and mailing the proxy materials to Shareholders. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials.

Websites Where Proxy Materials Are Posted:

Proxy materials can be viewed online under the Corporation’s profile on the SEC’s website at www.sec.gov or at https://odysseytrust.com/client/acreage-holdings- inc/, the website for the proxy materials maintained by Odyssey. The proxy materials will remain posted on Odyssey’s website at least until the date that is one year after the date the proxy materials were posted. The proxy materials will also be available under the Corporation’s profile at www.sedar.com.

How to Obtain Paper Copies of the Proxy Materials

Shareholders may request paper copies of the proxy materials be sent to them by postal delivery at no cost to them. Requests may be made up to one year from the date the proxy materials are posted on Odyssey’s website. In order to receive a paper copy of the proxy materials, or if you have questions concerning notice-and- access, please call Odyssey, toll free at 1-833-394-7716 (North America) or 1-833-361-5163 (outside North America). Any requests for material received before the meeting date should be fulfilled within 3 business days.

The Proxy Statement provides additional detailed information relating to the matters to be dealt with at the Meeting and is supplemental to, and expressly made a part of, this Notice. Additional information about the Corporation and its consolidated financial statements are also available under the Corporation’s profile on the SEC’s website at www.sec.gov.

2

DATED at New York, New York this 26th day of April, 2022.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed)
Kevin P. Murphy
Chairman

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 26, 2022.

3

ACREAGE HOLDINGS, INC.

CSE: ACRG.A.U and ACRG.B.U

OTCQX: ACRHF and ACRDF

FSE: 0VZ1 and 0VZ2

PROXY STATEMENT

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 26, 2022

PURPOSES OF SOLICITATION

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF ACREAGE HOLDINGS, INC. (the “Corporation”) of proxies to be used at the annual general meeting (the “Meeting”) of the holders (the “Subordinate Shareholders”) of Class D subordinate voting shares (the “Floating Shares”) and Class E subordinate voting shares (the “ Fixed Shares”, and together with the Floating Shares, the “Subordinate Voting Shares”), the holders (the “MVS Shareholders”, and together with the Subordinate Shareholders, the “Shareholders”) of Class F multiple voting shares (the “Fixed Multiple Shares”, and collectively with the Subordinate Voting Shares, the “Shares”) of the Corporation to be held on Thursday, May 26, 2022 at 12:00 p.m. (EDT), and at any adjournment or postponement thereof, for the purposes set out in the enclosed notice of meeting (the “Notice of Meeting”). This Proxy Statement is being made available on or about April 26, 2022 to Shareholders entitled to vote at the Meeting.

Although it is expected that the solicitation of proxies will be primarily by mail, proxies may also be solicited personally or by telephone, facsimile or other proxy solicitation services. In accordance with National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), arrangements have been made with brokerage houses and clearing agencies, custodians, nominees, fiduciaries or other intermediaries to send the Notice of Meeting, this proxy statement (the “Proxy Statement”), the form of proxy for the meeting, the annual financial statements of the Corporation for the financial year ended December 31, 2021 and related management’s discussion and analysis, where applicable, and other meeting materials to the beneficial owners of the Shares held of record by such parties. The Corporation may reimburse such parties for reasonable fees and disbursements incurred by them in doing so. The costs of the solicitation of proxies will be borne by the Corporation. The Corporation may also retain, and pay a fee to, one or more professional proxy solicitation firms to solicit proxies from the Shareholders in favor of the matters set forth in the Notice of Meeting.

Meeting Format

The Corporation is holding the Meeting this year as a completely virtual Meeting, which will be conducted via teleconference. Shareholders will not be able to attend the Meeting in person.

At the start of the COVID-19 pandemic, out of an abundance of caution, to address potential issues arising from the unprecedented public health impact of COVID-19, and to limit and mitigate risks to the health and safety of our communities, Shareholders, employees, directors and other stakeholders, we made the decision to hold our Annual Meeting virtually. To address any lingering concerns regarding COVID-19, including the introduction of new variants, and to provide for greater participation of our Shareholders who are not centrally located, we will be holding the Meeting in a virtual only format this year as well. Shareholders will not need to, or be able to, physically attend the Meeting.

The Corporation is holding the Meeting as a completely virtual meeting, which will be conducted via live webcast. Shareholders will not be able to attend the Meeting in person. In order to attend, participate or vote at the Meeting (including for voting and asking questions at the Meeting), Shareholders must have a valid username. Guests are welcome to attend and view the webcast, but will be unable to participate or vote at the Meeting. To join as a guest please visit the Meeting online at web.lumiagm.com/214479137 and select “Join as a Guest” when prompted.

Registered Shareholders and duly appointed proxyholders will be able to attend, participate and vote at the Meeting online at web.lumiagm.com/214479137. Such persons may then enter the Meeting by clicking “I have a login” and entering a Username and Password before the start of the Meeting:

Registered Shareholders: The control number located on the form of proxy is the Username. The Password to the Meeting is “acreage2022” (case sensitive). If as a registered Shareholder you are using your control number to login to the Meeting and you accept the terms and conditions, you will be revoking any and all previously submitted proxies for the Meeting and will be provided the opportunity to vote by online ballot on the matters put forth at the Meeting. If you do not wish to revoke a previously submitted proxy, as the case may be, you will (need to attend the meeting as a guest) (not be able to participate at the Meeting online.)

Duly appointed proxyholders: Odyssey Trust Company (“Odyssey” or the “Transfer Agent”) will provide the proxyholder with a Username by e-mail after the voting deadline has passed. The Password to the Meeting is “acreage2022” (case sensitive) . Only registered Shareholders and duly appointed proxyholders will be entitled to attend, participate and vote at the Meeting. Beneficial Shareholders who have not duly appointed themselves as proxyholder will be able to attend the meeting as a guest but not be able to participate or vote at the Meeting. Shareholders who wish to appoint a third party proxyholder to represent them at the Meeting (including beneficial Shareholders who wish to appoint themselves as proxyholder to attend, participate or vote at the Meeting) MUST submit their duly completed proxy or voting instruction form AND register the proxyholder. See “Appointment of a Third Party as Proxy”.

If you encounter any difficulties accessing the virtual Annual Meeting during the meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page.

Appointment of a Third Party as Proxy

The following applies to Shareholders who wish to appoint a person (a “third party proxyholder”) other than the management nominees set forth in the form of proxy or voting instruction form as proxyholder, including beneficial Shareholders who wish to appoint themselves as proxyholder to attend, participate or vote at the Meeting.

Shareholders who wish to appoint a third party proxyholder to attend, participate or vote online at the Meeting as their proxy and vote their Shares MUST submit their proxy or voting instruction form (as applicable) appointing such third party proxyholder AND register the third party proxyholder, as described below. Registering your proxyholder is an additional step to be completed AFTER you have submitted your proxy or voting instruction form. Failure to register the proxyholder will result in the proxyholder not receiving a Username to attend, participate or vote at the Meeting.

• Step 1: Submit your proxy or voting instruction form: To appoint a third party proxyholder, insert such person’s name in the blank space provided in the form of proxy or voting instruction form (if permitted) and follow the instructions for submitting such form of proxy or voting instruction form. This must be completed prior to registering such proxyholder, which is an additional step to be completed once you have submitted your form of proxy or voting instruction form. If you are a beneficial Shareholder located in the United States, you must also provide Odyssey with a duly completed legal proxy if you wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as your proxyholder. See below under this section for additional details.

• Step 2: Register your proxyholder: To register a proxyholder, Shareholders MUST send an email to appointee@odysseytrust.com by 10:00 a.m. (EDT) on May 24, 2022 and provide Odyssey with the required proxyholder contact information, amount of shares appointed, name in which the Shares are registered if they are a Registered Shareholder, or name of broker where the shares are held if a Non-Registered Shareholder, so that Odyssey may provide the proxyholder with a Username via email. Without a Username, proxyholders will not be able to attend, participate or vote at the Meeting.

If you are a Non-Registered Shareholder and wish to attend, participate or vote online at the Meeting, you have to insert your own name in the space provided on the voting instruction form sent to you by your intermediary, follow all of the applicable instructions provided by your intermediary AND register yourself as your proxyholder, as described above. By doing so, you are instructing your intermediary to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by your intermediary.

Legal Proxy – U.S. Non-Registered Shareholders

If you are a Non-Registered Shareholder located in the United States and wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as your proxyholder, in addition to the steps described herein, you must obtain a valid legal proxy from your intermediary. Follow the instructions from your intermediary included with the legal proxy form and the voting information form sent to you, or contact your intermediary to request a legal proxy form or a legal proxy if you have not received one. After obtaining a valid legal proxy from your intermediary, you must then submit such legal proxy to Odyssey. Requests for registration from Non-Registered Shareholders located in the United States that wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as their proxyholder must be sent by e-mail to appointee@odysseytrust.com and received by 10:00 a.m. (EDT) on May 24, 2022.

NOTICE-AND-ACCESS

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we may furnish our proxy statement and annual report to Shareholders of record by providing access to those documents via the Internet instead of mailing printed copies. The notice you received regarding the Internet availability of our proxy materials (the “Notice”) provides instructions on how to access our proxy materials and cast your vote via the Internet, by telephone or by mail.

Shareholders’ access to our proxy materials via the Internet is more environmentally friendly as it will help reduce paper use and will also reduce the cost of printing and mailing the proxy materials to Shareholders. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials.

Registered holders of Shares (“Registered Shareholders”) will receive a form of proxy and beneficial owners of Shares (“Non-Registered Holders”) will receive a voting instruction form, in each case enabling them to vote at the Meeting. However, instead of a paper copy of the proxy materials, Shareholders will receive only a notice with information on the date, location and purpose of the Meeting, as well as information on how they may access such materials electronically. Shareholders are reminded to view the proxy materials prior to voting. Materials can be viewed online under the Corporation’s profile on the SEC’s website at www.sec.gov or at https://odysseytrust.com/client/acreage-holdings-inc/. The proxy materials will remain posted on Odyssey’s website at least until the date that is one year after the date the proxy materials were posted. The proxy materials will also be available under the Corporation’s profile at www.sedar.com.

Shareholders may request paper copies of the proxy materials be sent to them by postal delivery at no cost to them. Requests may be made up to one year from the date the proxy materials are posted on Odyssey’s website. In order to receive a paper copy of the proxy materials or if you have questions concerning Notice-and-Access, please call Odyssey toll free at 1-888-290-1175 (North America) or 1-587-885-0960 (outside North America). Any requests for material received before the meeting date should be fulfilled within three business days.

Quorum

The quorum for any meeting of Shareholders will be two persons present in person, virtually or represented by proxy who are, or who represent by proxy, Shareholders entitled to vote thereat who hold, in the aggregate, 25% of the votes attached to the issued and outstanding Shares entitled to vote at such meeting. In the event that a quorum is not present at the time fixed for holding the Meeting, the Meeting shall stand adjourned to such date and to the same day in the next week at the same time and place.

APPOINTMENT AND REVOCATION OF PROXIES

A Registered Shareholder may vote online at the virtual Meeting or may appoint another person to represent such Registered Shareholder as proxy and to vote the Shares of such Registered Shareholder at the Meeting. In order to appoint another person as proxy, a Registered Shareholder must complete, execute and deliver the form(s) of proxy accompanying this Proxy Statement, or another proper form of proxy, in the manner specified in the Notice of Meeting and must follow the directors described above.

The purpose of a form of proxy is to designate persons who will vote on the Shareholder’s behalf in accordance with the instructions given by the Shareholder in the form of proxy. The persons named in the enclosed form(s) of proxy are officers or directors of the Corporation. A REGISTERED SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE A SHAREHOLDER OF THE CORPORATION, TO REPRESENT HIM, HER OR IT AT THE MEETING MAY DO SO BY FILLING IN THE NAME OF SUCH PERSON IN THE BLANK SPACE PROVIDED IN THE FORM(S) OF PROXY OR BY COMPLETING ANOTHER PROPER FORM OF PROXY. A Registered Shareholder wishing to be represented by proxy at the Meeting or any adjournment thereof must, in all cases, deposit the completed form of proxy with Odyssey not later than 10:00 a.m. (EDT) on May 24, 2022 or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting at which the applicable form(s) of proxy is to be used. A form of proxy should be executed by the Registered Shareholder or his or her attorney duly authorized in writing or, if the Registered Shareholder is a corporation, by an officer or attorney thereof duly authorized.

Proxies may be deposited with Odyssey, using one of the following methods:

By Mail or	Odyssey Trust Company
Hand Delivery:	Attn: Proxy Department
350 – 409 Granville Street, Vancouver BC V6C 1T2
By Internet:	https://login.odysseytrust.com/pxlogin

Proxies must be deposited with Odyssey not later than 10:00 a.m. (EDT) on May 24, 2022, or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned meeting. The Chair of the Meeting shall have the discretion to waive or extend the proxy deadlines without notice.

A Registered Shareholder virtually attending the Meeting has the right to vote at the Meeting by completing a ballot online during the Meeting and, if he, she or it does so, his, her or its form of proxy is nullified with respect to the matters such person votes upon at the Meeting and any subsequent matters thereafter to be voted upon at the Meeting or any adjournment thereof.

A Registered Shareholder who has given a form of proxy may revoke the form of proxy at any time prior to using it:

(a) by depositing an instrument in writing, including another completed form of proxy, executed by such Registered Shareholder or by his, her or its attorney authorized in writing or by electronic signature or, if the Registered Shareholder is a corporation, by an authorized officer or attorney thereof at, or by transmitting by facsimile or electronic means, a revocation signed, subject to the Business Corporations Act (British Columbia), by electronic signature, to: (i) the principal executive offices of the Corporation, located at 450 Lexington Avenue, #3308, New York, New York, 10163 at any time prior to 10:00 a.m. (EDT)] on the last business day preceding the day of the Meeting or any adjournment thereof; (ii) with the Chair of the Meeting on the day of the Meeting or any adjournment thereof; or (iii) in any other manner permitted by law.

ADVICE TO NON-REGISTERED SHAREHOLDERS

The information set forth in this section is of significant importance to many Shareholders, as a substantial number of Shareholders do not hold Shares in their own name. Only Registered Shareholders or the persons they appoint as their proxies are permitted to attend virtually and vote at the Meeting and only forms of proxy deposited by Registered Shareholders will be recognized and acted upon at the Meeting. Shares beneficially owned by a Non-Registered Holder are registered either: (i) in the name of an intermediary (an “Intermediary”) with whom the Non-Registered Holder deals in respect of the Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self- administered registered retirement savings plan, registered retirement income fund, registered education savings plan and similar plans); or (ii) in the name of a clearing agency (such as CDS Clearing and Depository Services Inc. in Canada or Cede & Co. in the United States) (each a “Clearing Agency”) of which the Intermediary is a participant. Accordingly, such Intermediaries and Clearing Agencies would be the Registered Shareholders and would appear as such on the list maintained by Odyssey Trust Company (the “Transfer Agent”). Non-Registered Holders do not appear on the list of the Registered Shareholders maintained by the Transfer Agent.

Distribution of Proxy Materials to Non-Registered Holders

In accordance with the requirements of NI 54-101, the Corporation has distributed copies of the proxy materials to the Clearing Agencies and Intermediaries for onward distribution to Non-Registered Holders as well as directly to NOBOs (as defined below).

Non-Registered Holders fall into two categories - those who object to their identity being known to the issuers of the securities which they own (“OBOs”) and those who do not object to their identity being made known to the issuers of the securities which they own (“NOBOs”). Subject to the provisions of NI 54-101, issuers may request and obtain a list of their NOBOs from Intermediaries directly or via their transfer agent and may obtain and use the NOBO list for the distribution of proxy-related materials to such NOBOs. If you are a NOBO and the Corporation or its agent has sent the proxy materials directly to you, your name, address and information about your holdings of Shares have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding the Shares on your behalf.

The Corporation’s OBOs can expect to be contacted by their Intermediary.

Voting by Non-Registered Holders

The Shares held by Non-Registered Holders can only be voted or withheld from voting at the direction of the Non-Registered Holder. Without specific instructions, Intermediaries or Clearing Agencies are prohibited from voting Shares on behalf of Non-Registered Holders. Therefore, each Non-Registered Holder should ensure that voting instructions are communicated to the appropriate person well in advance of the Meeting.

The various Intermediaries have their own mailing procedures and provide their own return instructions to Non-Registered Holders, which should be carefully followed by Non-Registered Holders in order to ensure that their Shares are voted at the Meeting.

Non-Registered Holders will receive either a voting instruction form or, less frequently, a form of proxy. The purpose of these forms is to permit Non-Registered Holders to direct the voting of the Shares they beneficially own. Non-Registered Holders should follow the procedures set out below, depending on which type of form they receive.

A.	Voting Instruction Form. In most cases, a Non-Registered Holder will receive, as part of the proxy materials, a voting instruction form (a “VIF”). If the Non-Registered Holder does not wish to attend and vote online at the virtual Meeting (or have another person attend virtually and vote online on the Non-Registered Holder’s behalf), the VIF must be completed, signed and returned in accordance with the directions on the form.

OR

B.	Form of Proxy. Less frequently, a Non-Registered Holder will receive, as part of the proxy materials, a form of proxy that has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of Shares beneficially owned by the Non-Registered Holder but which is otherwise not completed. If the Non-Registered Holder does not wish to attend virtually and vote online at the Meeting (or have another person attend virtually and vote online on the Non-Registered Holder’s behalf), the Non-Registered Holder must complete and sign the form of proxy and in accordance with the directions on the form.

Voting by Non-Registered Holders at the Meeting

Although a Non-Registered Holder may not be recognized directly at the virtual Meeting for the purposes of voting Shares registered in the name of an Intermediary or a Clearing Agency, a Non-Registered Holder may attend the Meeting as proxyholder for the Registered Shareholder who holds Shares beneficially owned by such Non-Registered Holder and vote such Shares as a proxyholder. A Non-Registered Holder who wishes to attend the Meeting and to vote their Shares as proxyholder for the Registered Shareholder who holds Shares beneficially owned by such Non-Registered Holder, should: (a) if they received a VIF, follow the directions indicated on the VIF; or (b) if they received a form of proxy strike out the names of the persons named in the form of proxy and insert the Non-Registered Holder’s or its nominees name in the blank space provided. Non-Registered Holders should carefully follow the instructions of their Intermediaries, including those instructions regarding when and where the VIF or the form of proxy is to be delivered.

Non- Registered Holders who have not duly appointed themselves as proxyholder will be able to attend as a guest and view the webcast but not be able to participate or vote at the Meeting.

All references to Shareholders in the proxy materials are to Registered Shareholders as set forth on the list of registered Shareholders as maintained by the Transfer Agent, unless specifically stated otherwise.

Acreage Holdings, Inc.

Office of the Corporate Secretary

450 Lexington Avenue, #3308

New York, New York, 10163

corporatesecretary@acreageholdings.com

Please include the following information with your inquiry:

•	Your name and complete mailing address;
•	Your email address; and
•	Proof that you own the Corporation’s Shares (such as a letter from your bank or broker or a photocopy of a current brokerage or other account statement).

VOTING OF PROXIES

More than one of the following forms of proxy accompany this Proxy Statement for use at the Meeting by Shareholders:

•	holders of Subordinate Voting Shares should complete and return the form of proxy printed on blue paper;
•	holders of Fixed Multiple Shares should complete and return the form of proxy printed on green paper; and
•	Shareholders who hold Subordinate Voting Shares and Fixed Multiple Shares should complete and return ALL APPLICABLE forms of proxy,

all in accordance with the instructions set out in the Notice of Meeting, notice-and-access notification and this Proxy Statement and the accompanying form(s) of proxy.

The holders of Subordinate Voting Shares will be entitled to one (1) vote in respect of each Subordinate Voting Share held and the holders of Fixed Multiple Shares will be entitled to four thousand three hundred (4,300) votes in respect of each Fixed Multiple Share held. In connection with the Amended Arrangement, certain holders of our previous Class A subordinate voting Shares, Class B proportionate voting shares and Class C multiple voting shares were delivered letters of transmittal to convert their shares into our current Fixed Shares, Floating Shares and Fixed Multiple Shares. Holders who have not yet returned completed letters of transmittal will receive a proxy card for shares they will receive upon delivering a completed letter of transmittal.

All Shares represented at the Meeting by properly executed proxies will be voted on any matter that may be called for and, where a choice with respect to any matter to be acted upon has been specified in the accompanying form of proxy, the Shares represented by the proxy will be voted in accordance with such instructions. In the absence of any such instruction, the persons whose names appear on the printed form(s) of proxy will vote in favor of all the matters set out thereon.

The enclosed form(s) of proxy confers discretionary authority upon the persons named therein. If any other business or amendments or variations to matters identified in the Notice of Meeting properly comes before the Meeting, then discretionary authority is conferred upon the person appointed in the proxy to vote in the manner they see fit, in accordance with their best judgment.

At the time of the printing of this Proxy Statement, the management of the Corporation knew of no such amendment, variation or other matter to come before the Meeting other than the matters referred to in the Notice of Meeting.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

To the knowledge of the directors and executive officers of the Corporation, no director or executive officer of the Corporation, any proposed nominee for election as director of the Corporation, or any associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting, other than the election of directors.

STRUCTURE OF THE CORPORATION

The Corporation’s principal operating subsidiary is High Street Capital Partners, LLC (“HSCP”), in which the Corporation acquired its interest pursuant to a reverse takeover business combination transaction (the “RTO”) completed on November 14, 2018 pursuant to a Business Combination Agreement (the “Definitive Agreement”) between Applied Inventions Management Corp. (the name of the Corporation prior to completion of the RTO), HSCP, Acreage Finco B.C. Ltd., HSCP Merger Corp., Acreage Holdings America, Inc. (“USCo”) and Acreage Holdings WC, Inc. (“USCo2”) dated September 21, 2018. HSCP is a Delaware limited liability corporation, or LLC, rather than a corporation. Unlike a corporation, generally all profits and losses of the business carried on by an LLC “pass through” to each member of the LLC. LLC members report their respective shares of such profits and losses on their U.S. federal tax returns.

Membership equity interests in HSCP are represented by units (“Units”). Pursuant to the Definitive Agreement: (i) holders of Units prior to completion of the RTO contributed their Units to USCo2 in exchange for voting common shares of USCo2; (ii) other holders of Units, apart from Kevin Murphy, our former CEO and certain executive employees and profit interest holders, contributed their Units to USCo in exchange for voting common shares of USCo. Such holders of Units residing outside the U.S. received Class A Common Shares of USCo, and such holders residing in the U.S. received Class B Common Shares of USCo; and (iii) Mr. Murphy contributed a portion of his Units to USCo in exchange for Class C voting common shares of USCo, and otherwise continued to hold his remaining Units.

On November 14, 2018, HSCP completed the RTO of the Corporation on the following basis. Holders of USCo common shares contributed their USCo common shares to the Corporation in exchange for Class A subordinate voting shares (the “ SVS”), Class B proportionate voting shares (the “Proportionate Voting Shares”) and, together with a subscription for cash by Mr. Murphy, Class C multiple voting shares (the “Multiple Voting Shares”). Holders of Class A common shares of USCo (non-U.S. Holders) received SVS, holders of Class B common shares of USCo (U.S. Holders) received Proportionate Voting Shares, and Mr. Murphy received Multiple Voting Shares.

Holders of Class B Non-Voting Common Shares of USCo2 have the right to cause USCo2 to redeem their Class B Non-Voting Common Shares. If a holder of Class B Non-Voting Common Shares exercises its redemption right, USCo2 will repurchase for cancellation each such Class B Non-Voting Common Share submitted for redemption or exchange in consideration for either one Subordinate Voting Share or a cash amount equal to the cash settlement amount applicable to such Class B Non- Voting Common Shares, as determined by USCo2; provided that USCo2 may assign to the Corporation its rights and obligations to effect a redemption or exchange directly with the redeeming holder.

Upon completion of the RTO, the Corporation became the owner of all the issued and outstanding shares of USCo and USCo2, and thereby obtained a 71% equity interest in HSCP. Mr. Murphy, certain executive employees of the Corporation and profits interest holders retained Units amounting to a 27% equity interest. Such Units carry redemption and exchange rights allowing, subject to contractual restrictions, the holder thereof to exchange their Units for newly-issued Shares. As of the date hereof, USCo has an approximately 82% equity interest in HSCP and Mr. Murphy, certain executive employees of the Corporation and other investors retain Units amounting to an approximately 18% equity interest.

The Corporation’s structure following completion of the RTO is commonly referred to as an “Up-C” structure. The Up-C structure allows the holders of Units to continue to realize tax benefits associated with owning interests in an entity that is treated as a partnership, or “pass-through” entity, for U.S. income tax purposes. One of these benefits is that future taxable income of HSCP that is allocated to holders of Units will be taxed in the United States on a flow-through basis and therefore will not be subject to corporate taxes at the entity level. Additionally, because holders of Units may redeem their Units for Subordinate Voting Shares or, at the Corporation’s option, for cash, the Up-C structure also provides the holders of Units with potential liquidity that holders of non-publicly-traded limited liability companies are not typically afforded.

Arrangement with Canopy Growth Corporation

On June 24, 2020, the Corporation entered into a proposal agreement (the “ Proposal Agreement”) with Canopy Growth Corporation (“Canopy Growth”) which set out, among other things, the terms and conditions upon which the Corporation and Canopy Growth were proposing to enter into an amending agreement (the “Amending Agreement”) which, among other things, provided for certain amendments to the arrangement agreement entered into with Canopy Growth dated April 18, 2019, as amended on May 15, 2019 (the “Original Arrangement Agreement” and, as amended by the Amending Agreement on September 23, 2020, the “Arrangement Agreement”) and the amendment and restatement of the plan of arrangement implemented by us on June 24, 2019 (the “Amended Plan of Arrangement”) to implement the arrangement contemplated in the Arrangement Agreement (the “Amended Arrangement”) pursuant to the Business Corporations Act (British Columbia) (“BCBCA”). The effectiveness of the Amending Agreement and the implementation of the Amended Plan of Arrangement was subject to the conditions set out in the Proposal Agreement, which included, among others, approval by: (i) the Supreme Court of British Columbia (the “Court”) at a hearing upon the procedural and substantive fairness of the terms and conditions of the Amended Arrangement; and (ii) the Corporation’s Shareholders, as required by applicable corporate and securities laws.

The Amended Arrangement was approved by the Corporation’s Shareholders at its special meeting held on September 16, 2020 and a final order approving the Amended Arrangement was obtained from the Court on September 18, 2020.

Following the satisfaction of various conditions set forth in the Proposal Agreement, on September 23, 2020, the Corporation entered into the Amending Agreement with Canopy Growth and implemented the Amended Plan of Arrangement effective at 12:01 a.m. (Vancouver time) (the “Amendment Time”) on September 23, 2020 (the “Amendment Date”).

Pursuant to the Amended Plan of Arrangement, among other things, Canopy Growth made a cash payment of $37,500,024 (the “Aggregate Amendment Option Payment”), which was delivered to the Corporation’s Shareholders and certain holders of securities convertible or exchangeable into the Corporation’s shares. Holders of the Corporation’s then outstanding SVS, Proportionate Voting Shares, Multiple Voting Shares, and certain other parties, received approximately $0.30 per SVS, being their pro rata portion (on an as- converted to SVS basis) of the Aggregate Amendment Option Payment, based on the number of our outstanding shares and certain holders of securities convertible or exchangeable into the Corporation’s shares, as of the close of business on September 22, 2020, the record date for payment of the Aggregate Amendment Option Payment. The Aggregate Amendment Option Payment was distributed to such holders of record on or about September 25, 2020.

Upon implementation of the Amended Plan of Arrangement, the Corporation’s articles were amended to, among other things, create three new classes of shares in our authorized share structure, being Fixed Shares, Floating Shares and the Fixed Multiple Shares and, in connection with such amendment, we completed a capital reorganization (the “Capital Reorganization”) effective as of the Amendment Time whereby: (i) each then outstanding SVS was exchanged for 0.7 of a Fixed Share and 0.3 of a Floating Share; (ii) each then outstanding Proportionate Voting Share was exchanged for 28 Fixed Shares and 12 Floating Shares; and (iii) each then outstanding Multiple Voting Share was exchanged for 0.7 of a Fixed Multiple Share and 0.3 of a Floating Share.

At the Amendment Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each option, restricted share unit, compensation option and warrant to acquire SVS that was outstanding immediately prior to the Amendment Time was exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Fixed Shares (a “Fixed Share Replacement Security”) and a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Floating Shares (a “Floating Share Replacement Security”) in order to account for the Capital Reorganization.

Pursuant to the Amended Plan of Arrangement, upon the occurrence, or waiver (at the discretion of Canopy Growth), of a change in federal laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in the relevant legislation) or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event” and the date on which the Triggering Event occurs, the “Triggering Event Date”), Canopy Growth, will, subject to the satisfaction or waiver of certain closing conditions set out in the Arrangement Agreement: (i) acquire all of the issued and outstanding Fixed Shares (following the mandatory conversion of the Fixed Multiple Shares into Fixed Shares) on the basis of 0.3048 (the “Fixed Exchange Ratio”) of a common share of Canopy Growth (each, a “Canopy Growth Share”) for each Fixed Share held at the time of the acquisition of the Fixed Shares (the “Acquisition Time”), subject to adjustment in accordance with the terms of the Amended Plan of Arrangement (the “Canopy Call Option”); and (ii) have the right (but not the obligation) (the ”Floating Call Option”), exercisable for a period of 30 days following the Triggering Event Date to acquire all of the issued and outstanding Floating Shares. Upon exercise of the Floating Call Option, Canopy Growth may acquire the Floating Shares for cash or for Canopy Shares or a combination thereof, in Canopy Growth’s sole discretion. If paid in cash, the price per Floating Share shall be equal to the volume-weighted average trading price of the Floating Shares on the CSE (or other recognized stock exchange on which the Floating Shares are primarily traded as determined by volume) for the 30 trading day period prior to the exercise (or deemed exercise) of the Canopy Call Option, subject to a minimum amount of $6.41 (the “Floating Cash Consideration”). If paid in Canopy Growth Shares, each Floating Share will be exchanged for a number of Canopy Growth Shares equal to (i) the volume-weighted average trading price of the Floating Shares on the Canadian Securities Exchange (the “CSE”) (or other recognized stock exchange on which the Floating Shares are primarily traded as determined by volume) for the 30 trading day period prior to the exercise (or deemed exercise) of the Canopy Call Option, subject to a minimum amount of $6.41, divided by (ii) the volume-weighted average trading price (expressed in US$) of the Canopy Growth Shares on the New York Stock Exchange (the “NYSE”) (or such other recognized stock exchange on which the Canopy Growth Shares are primarily traded if not then traded on the NYSE) for the 30 trading day period immediately prior to the exercise (or deemed exercise) of the Canopy Call Option (the “Floating Ratio”). The Floating Ratio is subject to adjustment in accordance with the Amended Plan of Arrangement if Acreage issues greater than the permitted number of Floating Shares prior to the Acquisition Time. No fractional Canopy Growth Shares will be issued pursuant to the Amended Plan of Arrangement. The Floating Call Option cannot be exercised unless the Canopy Call Option is exercised (or deemed to be exercised). The closing of the acquisition of the Floating Shares pursuant to the Floating Call Option, if exercised, will take place concurrently with the closing of the acquisition of the Fixed Shares (the “Acquisition”) pursuant to the Canopy Call Option, if exercised. The Canopy Call Option and the Floating Call Option will expire 10 years from the Amendment Time.

At the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Fixed Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy Growth such number of Canopy Growth Shares as is equal to: (i) the number of Fixed Shares that were issuable upon exercise of such Fixed Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Fixed Exchange Ratio in effect immediately prior to the Acquisition Time (provided that if the foregoing would result in the issuance of a fraction of a Canopy Growth Share, then the number of Canopy Growth Shares to be issued will be rounded down to the nearest whole number).

In the event that the Floating Call Option is exercised and Canopy Growth acquires the Floating Shares at the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Floating Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy Growth such number of Canopy Growth Shares as is equal to: (i) the number of Floating Shares that were issuable upon exercise of such Floating Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Floating Ratio (provided that if the foregoing would result in the issuance of a fraction of a Canopy Growth Share, then the number of Canopy Growth Shares to be issued will be rounded down to the nearest whole number).

In the event that Floating Call Option is exercised, and Canopy Growth acquires the Floating Shares at the Acquisition Time, the Corporation will be a wholly -owned subsidiary of Canopy Growth. If Canopy Growth completes the Acquisition of the Fixed Shares but does not acquire the Floating Shares, the Floating Call Option will terminate, and the Floating Shares shall remain outstanding. In such event, the Amending Agreement provides for, among other things: (i) various Canopy Growth rights that extend beyond the Acquisition Time and continue until the date (the “End Date”) Canopy Growth ceases to hold at least 35% of the issued and outstanding Acreage shares. These include, among other things, rights to nominate a majority of Acreage’s Board of Directors (the “Board”) following the Acquisition Time, and restrictions on Acreage’s ability to incur certain indebtedness without Canopy Growth’s consent

VOTING SECURITIES AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Board fixed Monday, April 11, 2022 as the record date for the Meeting. Shareholders at the close of business on this date are entitled to receive notice of the Meeting and to vote thereat or at any adjournments or postponements thereof.

The authorized share structure of the Corporation consists of an unlimited number of Fixed Shares, an unlimited number of Floating Shares and 117,600 Fixed Multiple Shares. As of April 11, 2022, the Corporation had: (i) 74,921,100 Fixed Shares outstanding and 33,214,249 Floating Shares outstanding for a total of 108,135,349 Subordinate Voting Shares, each of which carries the right to one (1) vote in respect of each of the matters properly coming before the Meeting; and (ii) 117,600 Fixed Multiple Shares outstanding, each of which carries the right to four thousand three hundred (4,300) votes in respect of each of the matters properly coming before the Meeting.

Each Fixed Multiple Share outstanding immediately prior to the Acquisition Time shall be exchanged for one Fixed Share.

The Subordinate Voting Shares are “restricted securities” within the meaning of such term under applicable Canadian securities laws. The Corporation received the requisite prior majority approval of shareholders of the Applied Inventions Management Corp. (the name of the Corporation prior to completion of the RTO), at the annual general and special meeting of shareholders held on November 6, 2018. As of April 11, 2022, the Subordinate Voting Shares represent approximately 18% of the voting rights attached to outstanding securities of the Corporation and the Fixed Multiple Shares represent approximately 82% of the voting rights attached to outstanding securities of the Corporation.

The Corporation, Odyssey Trust Company as trustee for the benefit of the holders of Subordinate Voting Shares (in such capacity, the “Trustee”), Mr. Murphy and Murphy Capital, LLC (together, the MVS Shareholders) entered into a coattail agreement dated November 14, 2018, as amended and restated on September 23, 2020 (the “Coattail Agreement”) under which the MVS Shareholders, as the only holders of Fixed Multiple Shares, and holders of Units, are prohibited from selling, directly or indirectly, any Fixed Multiple Shares or Units pursuant to a takeover bid, if applicable securities legislation would have required the same offer to be made to the Subordinate Shareholders had the sale been a sale of Subordinate Voting Shares rather than Fixed Multiple Shares or Units. The prohibition does not apply if a concurrent offer is made to purchase Subordinate Voting Shares if: (i) the price per Subordinate Voting Share under such concurrent offer is at least as high as the price to be paid for the Fixed Multiple Shares or Units, assuming their conversion to Subordinate Voting Shares; (ii) the percentage of Subordinate Voting Shares to be taken up under such concurrent offer is at least as high as the percentage of Fixed Multiple Shares or Units to be sold; (iii) such concurrent offer is unconditional, other than the right not to take up and pay for any Subordinate Voting Shares tendered if no Fixed Multiple Shares or Units are purchased; and (iv) such concurrent offer is in all other material respects identical to the offer for Fixed Multiple Shares or Units. The Coattail Agreement does not apply to prevent the sale or transfer of Units to Mr. Murphy and members of his immediate family, or a person or company controlled by Mr. Murphy or a member of his immediate family. If Subordinate Shareholders representing not less than 10% of the then outstanding Subordinate Voting Shares determine that the MVS Shareholders or the Corporation have breached or intend to breach any provision of the Coattail Agreement, they may by written requisition require the Trustee to take such action as is specified in the requisition in connection with the breach or intended breach, and the Trustee is to forthwith take such action or any other action it considers necessary to enforce its rights under the Coattail Agreement on behalf of the Subordinate Shareholderss. The obligation of the Trustee to take such action on behalf of the Subordinate Shareholders is conditional upon the provision to the Trustee of such funds and indemnity as it may reasonably require in respect of any costs or expenses it may incur in connection with such action. Subordinate Shareholders may not institute any action or proceeding, or exercise any other remedy to enforce rights under the Coattail Agreement unless they have submitted such a requisition, and provided such funds and indemnity, to the Trustee, and the Trustee shall have failed to act within 30 days of receipt thereof.

The following table sets forth information with respect to the Acreage Holdings, Inc. Omnibus Plan (the “Omnibus Plan”) under which equity securities of the Corporation are authorized for issuance as of December 31, 2021:

Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under equity
	exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities reflected
	warrants and rights	warrants and rights	in column (a))
Plan Category
Equity compensation plans approved by
security holders	12,283,659	$4.53	10,931,822
Equity compensation plans not approved by security holders	—	—	—
Total	12,283,659	$4.53	10,931,822

Subject to adjustment provisions as provided in the Omnibus Plan, the maximum number of Fixed Shares and Floating Shares that may be issued under the Omnibus Plan shall be equal to 15% of the number of issued and outstanding Fixed Shares and Floating Shares from time to time, on an as converted to Fixed Shares and Floating Shares basis. Such awards may be made in any form permitted under the Omnibus Plan, in any combinations approved by the Compensation and Corporate Governance Committee.

The following table sets forth information with respect to the beneficial ownership of our shares as of April 1, 2022 by: each current director and director nominee; each executive officer appearing in the Statement of Executive Compensation; all directors and executive officers as a group; and any person who is known to us to to beneficially own more than 5% of the outstanding shares based on our review of the reports regarding ownership filed with the SEC in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”).

	Share Ownership and
Name of Beneficial Owner/Class of	Percentage of	Percentage of Aggregate Voting
Stock(1)	Class(2)	Power
Kevin P. Murphy		83.2%
Class D Subordinate Voting Shares(3)	1,900,442	5.6%
Class E Subordinate Voting Shares	3,923,301	5.2%
Class F Multiple Voting Shares	117,600	100%
Common Units of High Street Capital Partners, LLC	15,957,908	71.3%

John Boehner		*
Class D Subordinate Voting Shares(3)	221,766	*
Class E Subordinate Voting Shares	96,237	*
Class F Multiple Voting Shares	—	—
Common Units of High Street Capital Partners, LLC	360,107	1.6%

Douglas Maine		*
Class D Subordinate Voting Shares(3)	237,915	*
Class E Subordinate Voting Shares	114,559	*
Class F Multiple Voting Shares	—	—
Common Units of High Street Capital Partners, LLC	—	—

Brian Mulroney		*
Class D Subordinate Voting Shares(3)	298,197	*
Class E Subordinate Voting Shares	274,577	*
Class F Multiple Voting Shares	—	—
Common Units of High Street Capital Partners, LLC	—	—

William C. Van Faasen		*
Class D Subordinate Voting Shares(3)	296,170	*
Class E Subordinate Voting Shares	269,507	*
Class F Multiple Voting Shares	—	—
Common Units of High Street Capital Partners, LLC	—	—

Katie J. Bayne		*
Class D Subordinate Voting Shares	91,464	*
Class E Subordinate Voting Shares	16,448	*
Class F Multiple Voting Shares	—	—
Common Units of High Street Capital Partners, LLC	—	—

Patricia Lopez		*
Class D Subordinate Voting Shares	111,386	*
Class E Subordinate Voting Shares	27,174	*
Class F Multiple Voting Shares	—	—
Common Units of High Street Capital Partners, LLC	—	—

Peter Caldini		*
Class D Subordinate Voting Shares(3)	171,843	*
Class E Subordinate Voting Shares(4)	260,946	*
Class F Multiple Voting Shares	—	—
Common Units of High Street Capital Partners, LLC	—	—

Robert Daino		*
Class D Subordinate Voting Shares(3)	658,436	2.0%
Class E Subordinate Voting Shares(4)	1,024,585	1.4%
Class F Multiple Voting Shares	—	—
Common Units of High Street Capital Partners, LLC	—	—

Steve Goertz		*
Class D Subordinate Voting Shares(3)	128,281	*
Class E Subordinate Voting Shares(4)	30,225	*
Class F Multiple Voting Shares	—	—
Common Units of High Street Capital Partners, LLC	—	—

All directors and executive officers as
a group (10 people)		83.9%
Class D Subordinate Voting Shares(3)	4,115,900	12.2%
Class E Subordinate Voting Shares(4)	6,037,559	8.0%
Class F Multiple Voting Shares	117,600	100%
Common Units of High Street Capital Partners, LLC	16,318,015	72.9%

Notes:

*	Less than 1%.

(1)	Unless otherwise indicated, the address for each beneficial owners is 450 Lexington Avenue, #3308, New York, NY 10163.

(2)	All information with respect to beneficial ownership is based upon filings made by the respective beneficial owners with the SEC or information provided to us by such beneficial owners. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all Shares shown as beneficially owned by them, subject to community property laws.

(3)	Includes 19,512 Class D Subordinate Voting Shares subject to acquisition by John Boehner, 19,512 Class D Subordinate Voting Shares subject to acquisition by Kevin P. Murphy, 19,512 Class D Subordinate Voting Shares subject to acquisition by Douglas Maine, 19,512 Class D Subordinate Voting Shares subject to acquisition by William C. Van Faasen, 19,512 Class D Subordinate Voting Shares subject to acquisition by Brian Mulroney, 92,683 Class D Subordinate Voting Shares subject to acquisition by Peter Caldini, 219,513 Class D Subordinate Voting Shares subject to acquisition by Robert Daino, 111,294 Class D Subordinate Voting Shares subject to acquisition by Steve Goertz in each case, pursuant to the exercise of stock options held as of April 1, 2021 that were then vested or that will vest within 60 days thereafter. Also, includes 40,136 Class D Subordinate Voting Shares issuable to Peter Caldini, 230,087 Class D Subordinate Voting Shares issuable to Robert Daino, within 60 days of the Record Date. In addition, includes 1,162,224 Class D Subordinate Voting Shares and 2,711,864 Class E Subordinate Voting Shares held by trusts for the benefit of family members of Mr. Murphy and controlled by his wife.

(4)	Includes 140,740 Class E Subordinate Voting Shares subject to acquisition by Peter Caldini, 7,888 Class E Subordinate Voting Shares subject to acquisition by Steve Goertz in each case, pursuant to the exercise of stock options held as of April 1, 2021 that were then vested or that will vest within 60 days thereafter. Also, includes 60,947 Class E Subordinate Voting Shares issuable to Peter Caldini, 536,873 Class E Subordinate Voting Shares issuable to Robert Daino, 17,037 Class E Subordinate Voting Shares issuable to Steve Gortz within 60 days of the Record Date.

BUSINESS TO BE TRANSACTED AT THE MEETING

The following chart describes the proposals to be considered at the meeting, the voting options, the vote required for each matter, and the manner in which votes will be counted:

Matter	Voting Options	Required Vote	Impact of Abstentions or
Broker Non-Votes
Number of Directors	For, Withhold	Simple majority of votes	No effect
cast (only votes “for” are
considered votes cast)
Election of Directors	For, Withhold	Simple majority of votes	No effect
cast (only votes “for” are
considered votes cast)
Appointment of Auditors	For, Withhold	Simple majority of votes	No effect
		cast (only votes “for” are	(Brokers are permitted to
		considered votes cast)	exercise their discretion
and vote without specific
instruction on this matter.
Accordingly, there are no
broker non-votes.)

1.       Financial Statements

The audited financial statements of the Corporation for the period ended December 31, 2021, together with the report of the auditors thereon, will be placed before the Meeting.

2.       Ratification of Number of Directors

The Board previously increased the number of directors of the Corporation from eight to nine pursuant to its authority to determine the size of the Board as granted to it under the Articles of Incorporation. Although ratification of the increase is not required by the Corporation’s Articles of Incorporation or otherwise, our Board is submitting the ratification of the increase in the number of directors of the Corporation to its Shareholders and asking Shareholders to set the number of directors at nine.

3.       Election of Directors

The Board manages, or supervises the management, of the business and affairs of the Corporation. The members of the Board are elected annually, on an individual basis, at each annual general meeting of Shareholders.

At the Meeting, the number of directors proposed for election will be nine, as listed below, nine of which are currently directors of the Corporation. We are also having shareholders ratify, the previous increase of the Board by a single member. The Board was expanded to nine members on March 3, 2022 and Mr. Strom was originally identified as a candidate for director to the Nominating Committee based on his professional relationship with Mr. Murphy and initially appointed to the Board by resolution. Management has been informed that each of the proposed nominees listed below is willing to serve as a director if elected. The table below sets forth certain information regarding the nominees proposed for election as directors at the Meeting, their respective positions with the Corporation, principal occupations or employment during the last five years and the dates on which they became directors of the Corporation.

The Board recommends you vote “FOR” setting the number of directors at nine, and “FOR” each of its nominees for director. The enclosed form(s) of proxy allows the Shareholders to direct proxyholders to vote individually for each of the nominees as a director of the Corporation. Unless instructions are given to withhold from voting with regard to the election of directors, the persons whose names appear on the enclosed form(s) of proxy will vote in favor of setting the number of directors at nine, and the election of each of the nine nominees whose names are listed below.

Management of the Corporation does not foresee that any of the nominees listed below will be unable or, for any reason, unwilling to perform his or her duties as a director. In the event that the foregoing occurs for any reason, prior to the election, the persons indicated on the enclosed form(s) of proxy reserve the right to vote for another candidate of their choice unless otherwise instructed by the Shareholder in the form(s) of proxy to abstain from voting on the election of directors.

Each director elected at the Meeting will hold office until the next annual general meeting or until his or her successor is duly elected or appointed.

Name, Municipality	Principal Occupation for the Past Five Years(1)	Director of the Corporation
of Residence and Title(1)		Since

John Boehner(2)
Director	Former Speaker of the U.S. House of Representatives	November 14, 2018
Marco Island, Florida, U.S.

Kevin P. Murphy(2)
Director	Chairman of the Board and former Chief Executive Officer,	November 14, 2018
New York, New York, U.S.	Acreage Holdings, Inc. and High Street Capital Partners, LLC

Douglas Maine(3)
Lead Independent Director	Former Director of Albemarle Corporation, Orbital-ATK	November 14, 2018
Bedford Corners, New York, U.S.	Corporation and BroadSoft Corporation

Brian Mulroney
Director	Senior Partner and Consultant, Norton Rose Fulbright	November 14, 2018
Montreal, Quebec, Canada

Name, Municipality	Principal Occupation for the Past Five Years(1)	Director of the Corporation
of Residence and Title(1)		Since

William C. Van Faasen(3)
Director	Chair Emeritus of Blue Cross Blue Shield of Massachusetts	November 14, 2018
Boston, Massachusetts, U.S.

Katie J. Bayne(3)
Director	Founder of Bayne Advisors	January 11, 2021
Atlanta, Georgia, U.S.

Patricia Lopez(2)
Director	Director of Domino’s Pizza and former Chief Executive	May 26, 2021
New York, New York, U.S.	Officer of High Ridge Brands

Peter Caldini	Chief Executive Officer of Acreage Holdings, Inc. and former	May 26, 2021
Director	Regional President North American For Pfizer Consumer
Charlotte, North Carolina	Healthcare

Steven Strom(3)
Director	Chief Executive Officer and Founder of Odinbrook Global
Denver, Colorado	Advisors	March 3, 2022

Notes:

(1)	The information as to municipality of residence and principal occupation has been furnished by the respective directors and officers of the Corporation individually.
(2)	Member of the Compensation and Corporate Governance Committee.
(3)	Member of the Audit Committee.

There are no contracts, arrangements or understandings between any nominee and any other person (other than the directors and officers of the Corporation acting solely in such capacity) pursuant to which the nominee has been or is to be elected as a director.

The following are brief biographies of each of the nominees:

John A. Boehner, Director (age 72): John A. Boehner is a former Speaker of the U.S. House of Representatives. Mr. Boehner served in the U.S. House of Representatives from 1991 to October 2015 and served as Speaker of the U.S. House of Representatives from January 2011 to October 2015. Prior to entering public service, Speaker Boehner spent years running a small business representing manufacturers in the packaging and plastics industry. He championed a number of major reform projects as a Member of Congress. During his nearly five years as Speaker, Mr. Boehner developed a reputation for bringing Republicans and Democrats together in support of major policy initiatives. Mr. Boehner’s business experience and extensive service and leadership in the U.S. House of Representatives, and his insight into public policy, governmental relations and regulatory matters qualify him to serve on our Board.

Kevin P. Murphy, Director (age 60): Kevin P. Murphy is currently Chairman of the Board and has served in such capacity since November 2018. Mr. Murphy was previously the Chief Executive Officer of the Corporation until June 2020. Prior to serving in this role, Mr. Murphy served as Founder and Chief Executive Officer of High Street (which was founded in 2014). Prior to his role at High Street, Mr. Murphy was most recently a Founding Member and Managing Partner of Tandem Global Partners, a boutique investment firm focused on the emerging markets. Previously Mr. Murphy was Managing Partner at Stanfield Capital Partners, where he served as a member of the Operating and Management team that oversaw all aspects of Stanfield’s business, including risk management, sales and distribution, client services, legal, compliance and operations. Mr. Murphy also previously worked at Gleacher NatWest (Partner and Dir. of Marketing), Schroders (Sr. VP of Sales), Lazard Freres (VP) and Cantor Fitzgerald (VP). Mr. Murphy graduated with a B.A. from Holy Cross College. Mr. Murphy’s insight into our Corporation from his previous role as the Chief Executive Officer and his extensive knowledge of the cannabis industry and his experiences serving in leadership positions prior to joining the Corporation qualify him to serve on our Board.

The Right Honorable Brian Mulroney, Director (age 83): Brian Mulroney is a senior partner and international business consultant for Norton Rose Fulbright, an international law firm. Prior to joining Norton Rose Fulbright, Mr. Mulroney was the eighteenth Prime Minister of Canada from 1984 to 1993 and leader of the Progressive Conservative Party of Canada from 1983 to 1993. He served as the Executive Vice President of the Iron Ore Company of Canada and President beginning in 1977. Prior to that, Mr. Mulroney served on the Cliché Commission of Inquiry in 1974. Mr. Mulroney is the Chairman of Quebecor Inc. and serves as a director of the Blackstone Group L.P. and Wyndham Worldwide Corporation. Mr. Mulroney also serves as chairman of the International Advisory Board of Barrick Gold Corporation and is a member of the advisory group of Lion Capital LLP. Mr. Mulroney’s extensive public service as a Prime Minister of Canada, and his insight into public policy, governmental relations and regulatory matters, as well as his business experience at Iron Ore Company of Canada and his service as a director of Blackstone and Wyndham, qualify him to serve on our Board.

Douglas L. Maine, Director (age 73): Douglas L. Maine joined International Business Machines Corporation (“IBM”), an IT services and technology company, in 1998 as Chief Financial Officer following a 20-year career with MCI (now part of Verizon) where he was Chief Financial Officer from 1992-1998. He was named General Manager, General Manager, Consumer Products Industry in 2003 and retired from IBM in 2005. Mr. Maine previously served as a director of the following public companies: Orbital-ATK, Inc. from 2006-2017, BroadSoft, Inc. from 2006-2017, Rockwood Holdings, Inc. from 2005-2015 and Albemarle from 2015-2020. Mr. Maine’s executive business and financial management experience at MCI and IBM, as well as his experience as a director of multiple other public companies, qualify him to serve on our Board.

William C. Van Faasen, Director (age 73): William C. Van Faasen served as Interim Chief Executive Officer of the Corporation from June - December 2020. Prior to that role, Mr. Van Faasen was Chairman of Blue Cross Blue Shield of Massachusetts, a state licensed private health insurance company under the Blue Cross Blue Shield Association, from 2002 to 2007, interim President and Chief Executive Officer from March 2010 to September 2010 and Chair of the Board of Directors from September 2010 to March 2014 when he was named, and currently serves as, Chair Emeritus. Mr. Van Faasen joined Blue Cross in 1990 as Executive Vice President and Chief Operating Officer and served as President from 1992 to 2004 and Chief Executive Officer from 1992 to 2005. Mr. Van Faasen has served in operational, marketing, and health care capacities for over 20 years and has been engaged in numerous civic and community activities, including Chair of the Initiative for a New Economy, Chair of Greater Boston Chamber of Commerce and Chair of United Way Massachusetts Bay. Mr. Van Faasen currently serves as a board member of Eversource Energy and the lead director of Liberty Mutual Group. Previously, Mr. Van Faasen served on the boards of Boston Private Industry Council, the Boston Minuteman Council, Boy Scouts of America, the BCBSMA Foundation, BankBoston, Citizens Bank of Massachusetts, IMS Health, PolyMedica Corporation and Tier Technologies. Mr. Van Faasen’s service as chief executive and chief operating experience, and his service Chairman, at Blue Cross Blue Shield of Massachusetts, a private health insurance company in a highly regulated industry, qualify him to serve on our Board.

Katie J. Bayne, Director (age 55): Katie Bayne is the Founder of Bayne Advisors, a strategic consulting and advising firm. She is also a Senior Advisor at Guggenheim Securities. Ms. Bayne was a longtime senior executive at Coca-Cola with varying roles of increasing responsibility, and ultimately served as Chief Marketing Officer and then President, North America Brands. Ms. Bayne has nearly two decades of Board Service as an independent director of six public companies. In addition to serving on the board of Acreage Holdings, Ms. Bayne is also an Independent Director at The Honest Company where she is Chair of the Compensation Committee and a member of the Audit Committee and an Independent Director at Eargo (hearing health/medical devices) where she is on the Nominating and Corporate Governance Committee. Ms. Bayne has both a BA and an MBA from Duke University and is a member of the Board of Visitors at Duke’s Fuqua School of Business and she also completed the KPMG Executive Education training entitled the 2022 Board Leadership Conference: Recalibrating for the New Reality. Ms. Bayne is also a member of the Executive Board of Directors of the Cox School of Business, at Southern Methodist University where she lectures annually.

Patricia Lopez, Director (age 60): Patricia Lopez is an accomplished executive with diverse experience in sizeable global marketing and regional general management roles in both developed and emerging markets. Ms. Lopez has served as a director of Domino’s Pizza since 2018. From 2017 until 2020, she served as the Chief Executive Officer of High Ridge Brands, a Clayton, Dubilier & Rice Company, where she managed a $350.0 million business. At Estee Lauder, she was responsible for leading the turnaround of the flagship brand with full P&L responsibility for the $1.0 billion Estee Lauder Products business in North America from 2015 to 2016. She previously served as the Chief Marketing Officer of Avon Products, a $10.0 billion global business, where she oversaw a 1,000-person team, comprising of marketing category leaders, product development/supply chain and finance from 2012 to 2015. Prior to Avon, she had a long and successful track record at Procter & Gamble, in both strategic marketing and innovation roles as well as regional P&L roles working in Russia, U.S. and Latin America. Ms. Lopez’s experience as Chief Marketing Officer of Avon Products as well as her experience as a director of another public company, qualify her to serve on our Board.

Filippo “Peter” Caldini, Chief Executive Officer and Director (age 57): Peter Caldini joined Acreage Holdings in December 2020 as Chief Executive Officer after serving for 18 months as the Chief Executive Officer and a director of Bespoke Capital Acquisition Corp., a cannabis-focused Special Purpose Acquisition Corporation. Mr. Caldini has over 30 years of experience building and restructuring multinational organizations around the world, with a strong emphasis in consumer healthcare and consumer packaged goods. Mr. Caldini developed extensive commercial management expertise in heavily regulated industries while at Pfizer Inc., Bayer AG and Wyeth, LLC. Mr. Caldini was the Regional President North America for Pfizer Consumer Healthcare from 2017 to 2019, where he drove brand acceleration, marketing strategy, trade execution, global e-commerce and more for the second largest OTC consumer healthcare company in the region with over U.S.$2.1 billion in net sales. Prior to that role he was the Regional President EMEA of Pfizer Consumer Healthcare from 2016 to 2017 and led the Northern European cluster from 2015 to 2016. Mr. Caldini was at Bayer from 2009 to 2014, with roles including the head of sub-region Emerging Markets EMEA, the General Manager of Bayer Consumer Care China and the head of the Nutritionals Strategic Business unit, the global leader in nutritional supplements with brands One-A-Day, Berocca, and Supradyn. From 2002 to 2009 Mr. Caldini was at Wyeth LLC where he was responsible for affiliates across LATAM and AsiaPac and also managed the Centrum brand globally. Mr. Caldini has a Masters of International Economics and Management from Bocconi University in Milan, Italy, an MBA from Northeastern University and a Bachelor of Arts in Political Science from Boston University. Mr. Caldini’s experience at Pfizer and Bespoke Capital qualify him to serve on our Board.

Steven Strom, Director (age 59): Steven Strom is the founder of Odinbrook Global Advisors and has more than thirty years of experience advising companies in the US, Canada, Latin America, Europe and Asia. Mr. Strom focuses on providing expert advice to clients to develop restructuring strategies and implement solution transactions. Mr. Strom served as a director for Schmitt Industries Inc. (NASDAQ:SMIT) from June 2019 to October 2021 and since May 2020, he has served as the chairman of the audit committee and board member of Dayco. From 2016 to early 2018 Mr. Strom was CEO of Blackhill Partners, an investment bank based in Dallas, Texas. Previously, he was a Managing Director in the Restructuring Group at Jefferies where he joined in 2006 and was Global Head of Restructuring from 2008 to 2014. Prior to Jefferies, Mr. Strom was a Managing Director in the Restructuring Group at CIBC World Markets (2002-2006) and a Managing Director at Chanin Capital Partners (1997- 2002), a Research Analyst/Trader at Commodities Corporation (1993-1996) and a Vice President in the M&A Group at Chemical Bank (1986-1993). Mr. Strom has an MBA with a concentration in Finance from the University of Michigan (1986) and a bachelor’s degree in Business (Finance) from Arizona State University (1984) where he had a Regent’s Academic Scholarship and was awarded the Outstanding Finance Student by the Financial Analysts Society. Mr. Strom’s experience at Odinbrook Global Advisors and his vast experience advising companies qualify him to serve on our Board.

Majority Voting for Election of Directors

The Board has adopted a “majority voting” policy (the “Majority Voting Policy”). Pursuant to the Majority Voting Policy, at meetings of Shareholders at which directors are to be elected, Shareholders will vote in favor of, or withhold from voting for, each nominee separately. If, with respect to any particular nominee, the number of votes withheld exceeds the votes cast in favor of the nominee, then pursuant to the Majority Voting Policy the nominee shall be considered not to have received the support of the Shareholders, even though duly elected as a matter of corporate law. An individual who is considered under the Majority Voting Policy not to have the support or confidence of the Shareholders is expected forthwith to submit his or her resignation from the Board. Upon receiving such resignation, the Compensation and Corporate Governance Committee will consider it and make a recommendation to the Board on whether or not to accept the resignation.

In reviewing the Compensation and Corporate Governance Committee’s recommendation, the Board shall consider the factors considered by the Compensation and Corporate Governance Committee and such additional factors as the Board considers relevant. The Board is expected to accept the recommendation of the Compensation and Corporate Governance Committee and to otherwise accept the resignation offer except in situations where exceptional circumstances would warrant the director continuing to serve on the Board. A director who has tendered a resignation pursuant to this policy will not participate in any deliberations of the Compensation and Corporate Governance Committee or the Board with respect to his or her resignation. The resignation will be effective when accepted by the Board. Within 90 days of receiving a director’s resignation, the Board will make a decision and issue a press release either announcing the resignation of the director or explaining why it has not been accepted. In determining whether or not to accept the resignation, the Board will take into account the factors considered by the Compensation and Corporate Governance Committee and any other factors the Board determines are relevant.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

To the knowledge of the Corporation, no director or executive officer of the Corporation, or Shareholder holding a sufficient number of securities of the Corporation to affect materially the control of the Corporation:

1.	is, as of the date of this Proxy Statement, or has been within the ten years prior to the date of this Proxy Statement, a director, chief executive officer or chief financial officer of any company, including the Corporation, that:

(a)	was subject to a cease trade order, a similar order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than thirty (30) consecutive days; or,

(b)	was subject to a cease trade order, a similar order or an order that denied the relevant company access to any exemption under securities legislation that was in effect for a period of more than thirty (30) consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or,

(c)	within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

2.	has, within the ten years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director.

Except as described below, to the knowledge of the Corporation, no director or executive officer of the Corporation, or Shareholder holding a sufficient number of securities of the Corporation to affect materially the control of the Corporation, has been subject to:

1.	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or,

2.	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in deciding whether to vote for a proposed director.

On January 11, 2016, Mr. Murphy entered into an agreement to settle a matter in connection with a routine Financial Industry Regulatory Authority (“FINRA”) examination of a broker-dealer firm formerly owned, in part, by Mr. Murphy. FINRA alleged that Mr. Murphy failed to inform the firm’s compliance officer or receive pre-approval for the sale of his securities. Mr. Murphy agreed, without admitting or denying the findings and without adjudication of any issue of law or fact, to a 12 month suspension from acting as a broker and a contingent fine payable upon Mr. Murphy’s re-registration, notwithstanding that Mr. Murphy resigned his position with the broker dealer in January 2014. Mr. Murphy does not intend to re-register as broker now or in the future.

On December 18, 2019, High Ridge Brands Co. commenced voluntary Chapter 11 proceedings in the U.S. Bankruptcy Court for the District of Delaware. During such time, Ms. Lopez was the Chief Executive Officer and President of High Ridge Brands Co.

4.       Appointment of Auditors

At the Meeting, Shareholders will be requested to appoint Marcum LLP (“Marcum”) as auditor of the Corporation to hold office until the next annual general meeting of Shareholders or until a successor is appointed, and to authorize the Board to fix the auditor’s remuneration. In order for the resolution to be passed, approval by the majority of the votes attached to the Shares represented at the Meeting is required. Marcum was initially appointed as the auditor of the Corporation on October 3, 2019. A representative of Marcum is expected to be present at the Meeting virtually, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

The Board recommends you vote “FOR” Proposal 4.

Absent contrary instructions, proxies given pursuant to this solicitation by the management of the Corporation will be voted “FOR” the appointment of Marcum as the auditors of the Corporation to hold office until the next annual general meeting of Shareholders or until a successor is appointed and the authorization of the directors to fix the remuneration of the auditors.

The following table sets forth, by category, the fees for all services rendered by the Corporation’s current auditor, Marcum, for the fiscal years ended December 31, 2020 and December 31, 2021, all of which were approved by the Audit Committee.

	January 1-December 31	January 1-December 31
	2020(US$)	2021(US$)
Audit Fees	$636,367	$603,332
Audit Related Fees	$46,764	$66,127
Tax Fees	-	-
All Other Fees	-	-

Notes:

(1)       Fees billed for services by Marcum for financial diligence for transactions.

STATEMENT OF EXECUTIVE COMPENSATION

The purpose of this Statement of Executive Compensation is to describe and explain all significant elements of compensation awarded to, earned by, paid to, or payable to the Corporation’s “Named Executive Officers” for the Corporation’s fiscal year ended December 31, 2021.

The Corporation’s “Named Executive Officers” consist of the Chief Executive Officer and the two most highly compensated executive officers of the Corporation other than the Chief Executive Officer (each a “Named Executive Officer” and collectively, the “ Named Executive Officers”). For the fiscal year ended December 31, 2021, the Corporation’s Named Executive Officers were: (i) Filippo (Peter) Caldini, our Chief Executive Officer, (ii) Steve Goertz, our Chief Financial Officer, and (iii) Robert Daino, our Chief Operating Officer.

Compensation Components

The executive compensation program during the fiscal year ended December 31, 2021 consisted of three principal components: (i) base salaries, (ii) cash bonuses, and (iii) equity-based compensation. We also provided our executives standard retirement benefits and certain other benefits described below.

Base Salaries

Base salaries are intended to provide an appropriate level of fixed compensation that will assist in employee retention and recruitment. Base salaries will be determined on an individual basis, taking into consideration the past, current and potential contribution to the Corporation’s success, the position and responsibilities of the Named Executive Officers and competitive industry pay practices for other high growth, premium brand companies of similarly sized companies in the industry. The amount of base salary that we paid to each of our Named Executive Officers for 2021 is shown below in the Summary Compensation Table.

Cash Bonuses

Each of the Named Executive Officers earned a cash bonus for 2021 under the Corporation’s 2021 Short-Term Incentive Plan (STI). The 2021 STI provided the participating executives, including the Named Executive Officers, the opportunity to earn a cash bonus based on the Corporation’s actual adjusted EBITDA for 2021 compared to pre-established adjusted EBITDA targets approved by the Compensation and Corporate Governance Committee of the Board (the “Compensation Committee”). The target bonus under the STI is equal to 100% of Mr. Caldini’s base salary, and 75% of Mr. Goertz’s and Mr. Danio’s base salary, with targets prorated if the executive was only employed for part of the year. If the Corporation’s adjusted EBITDA equaled at least 80% of budget, then 50% of the Named Executive Officer’s target bonus would be paid, if our adjusted EBITDA equaled budget then 100% would be paid, and if our adjusted EBITDA equaled or exceeded 120% of budget, then 150% of target bonuses could be paid, with interpolation for adjusted EBITDA results between the foregoing levels. The STI permits the Compensation Committee to adjust the EBITDA targets and/or bonus payouts if necessary to account for unforeseen or unusual circumstances that occur during the year. During 2021, the Compensation Committee adjusted the bonus payouts because it believed that the original target amount was set too high based on expectations that did not materialize during 2021 and in recognition that the Corporation’s performance exceeded the Corporation’s prior year’s performance and the performance of and its peers. As a result, the Compensation Committee approved STI payouts for the Named Executive Officers at 125% of target. The amount of the STI payout earned by each of the Named Executive Officers is set forth below in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Equity-Based Compensation

The long-term component of compensation for executive officers, including the Named Executive Officers, is based on Restricted Stock Units (“RSUs”) and stock options. This component of compensation is intended to reinforce management’s commitment to long term improvements in the Corporation’s performance.

The Board believes that incentive compensation in the form of RSUs and stock option grants which vest over time and, in some cases, based on the achievement of performance goals, is beneficial and necessary to attract and retain both senior executives and managerial talent at other levels. Furthermore, the Board believes these awards are an effective long-term incentive vehicle because they are directly tied to share price over a longer period, up to 10 years, and motivate executives to deliver sustained long term performance and increase shareholder value, and have a time horizon that aligns with long-term corporate goals.

During 2021, we granted the following equity awards to our Named Executive Officers for their service as employees.

•	Awards to Mr. Goertz. When we hired Mr. Goertz, we entered into an offer letter with him (which is described below under the heading “Offer Letters”) where we agreed to grant him specific equity awards. Specifically, we agreed to grant him (i) an initial equity award consisting of 15,901 RSUs with respect to Fixed Shares (“Fixed RSUs”), 50,962 RSUs with respect to Floating Shares, 23,665 options to purchase Fixed Shares, and 107,456 options to purchase Floating Shares, with each vesting in three equal installments on the first, second and third anniversaries of the grant date, and (ii) a one-time additional equity award of 51,111 Fixed RSUs and 172,698 options to acquire Floating Shares, each subject to performance-based vesting based on the achievement of at least 90% of the Corporation’s adjusted EBITDA target in fiscal years 2021, 2022 and 2023. Mr. Goertz was also granted an additional 53,731 options to purchase Floating Shares as payment for prior consulting services to HSCP.

•	Award to Mr. Daino. We granted Mr. Daino 44,335 Fixed RSUs in June 2021, which vest in three equal installments on the first three anniversaries of the grant date. This grant was made under the Corporation’s long-term incentive plan as a result of the Committee’s assessment of the Corporation’s performance during 2020.

We granted each of the awards described above under our Omnibus Plan, which we adopted on November 14, 2018 in connection with the RTO. The value of the vested shares, RSUs and stock options that we granted during 2021 appear in the “Stock Awards” and “Option Awards” columns, respectively, of the Summary Compensation Table below.

Other Compensation and Retirement Plans

In addition to the benefits described above, we also provide our Named Executive Officers with a limited number of other benefits which disclosed and described in the Summary Compensation Table and related footnotes below. Our Named Executive Officers were also eligible to defer compensation into our tax-qualified 401(k) plan on the same basis as our other salaried employees. At this time, the Corporation does not make any matching or other company contributions to the 401(k) plan. We do not provide any other retirement plans or benefits to our Named Executive Officers other than the 401(k) plan.

Offer Letters

We entered into an offer letter with Mr. Caldini (the “Caldini Offer Letter”) at the time we hired him to be our Chief Executive Officer in 2020. The Caldini Offer Letter provides that Mr. Caldini will be eligible to receive the following benefits while employed by the Corporation: (i) a base salary of $400,000 per year; (ii) an annual bonus, with a target equal to 100% of base salary, that may be earned based on achievement of financial performance goals set by the Compensation Committee; (iii) an additional annual bonus opportunity, up to 200% of base salary, based on “outperformance” of certain financial performance goals set by the Compensation Committee; (iv) participation in the Corporation’s Omnibus Equity Incentive Plan; and (v) participation in the Corporation’s other benefit plans generally available to the Corporation’s employees. In the event that we terminate Mr. Caldini’s employment without “cause” (as defined in the Caldini Offer Letter), then Mr. Caldini would be entitled to receive 12 months of base salary continuation and subsidized medical coverage as severance.

As mentioned above, when we hired Mr. Goertz, we entered into an offer letter with him (the “Goertz Offer Letter”). The Goertz Offer letter provides that Mr. Goertz will be eligible to receive the following benefits while employed by the Corporation: (i) a base salary of $350,000 per year; (ii) an annual bonus, with a target equal to 75% of base salary, and a maximum equal to 150% of base salary, that may be earned based on achievement of financial performance goals set by the Compensation Committee; (iii) participation in the Corporation’s Omnibus Equity Incentive Plan and (iv) an allowance in lieu of other employee benefits (such as medical coverage) since Mr. Goertz is employed in Canada and the Corporation does not have benefit plans for Canadian employees. In the event that we terminate Mr. Goertz’s employment without “cause” (as defined in the Caldini Offer Letter), then he would be entitled to receive 12 months of base salary and benefit allowance continuation.

Restrictions on Hedging

The Corporation’s Insider Trading and Reporting Policy prohibits the Corporation’s officers (including the Named Executive Officers), directors and employees from buying or selling financial instruments that are designed to hedge or offset a decrease in market value of equity securities of the Corporation granted as compensation or held, directly or indirectly, by such individuals.

Summary Compensation Table

The following table sets out the compensation for the Corporation’s Named Executive Officers for the years ended December 31, 2021 and December 31, 2020:

Name and Principal Position	Fiscal Year	Salary (US$)	Bonus (US$)(1)	Stock Awards (US$)(2)	Option Awards (US$)(2)	Non-Equity Incentive Plan Compensation (US$)	All Other Compensation (US$)(3)	Total Compensation (US$)
Filippo (Peter) Caldini Chief	2021	$400,000	-	-	-	$500,000	-	$900,000
Executive Officer,	2020	$12,500	-	$2,050,001	$849,744	-	-	$2,912,245
December 21,2020- present
Steve Goertz Chief Financial Officer CFO as of April 2, 2021	2021	$306,250	-	$593,012	$606,739	$328,125	$31,658	$1,865,784
Robert Daino	2021	$350,000	-	$113,054	-	$328,125	$150,000	$941,179
Chief Operating Officer	2020	$350,000	$150,000	$1,896,636	$201,952	-	$52,053	$2,650,641

Notes:

(1)	Bonus accrued in 2021 under the Corporation’s 2021 STI Plan and paid in February 2022.

(2)	Represents the aggregate grant date fair value of the RSUs and options that the Corporation granted to each Named Executive Officer during the applicable year, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, which excludes the effect of estimated forfeitures. Further information regarding the valuation of equity awards can be found in Note 12 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021. The awards granted to Mr. Caldini in 2020 and to Mr. Goertz in 2021 represent the value of the initial sign-on awards that each was granted under his respective offer letter upon commencement of employment.

(3)	For Mr. Goertz, represents his benefit allowance. For Mr. Daino, represents $150,000 separation payment that accrued in 2021 and was paid on March 31, 2022.

Outstanding Equity Awards as of December 31, 2021

The following table sets out information concerning all outstanding share- based awards and option- based awards granted by the Corporation to the Corporation’s Named Executive Officers as at December 31, 2020.

		Option Awards(1)					Stock Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying				Number of
		Unexercised	Unexercised		Option		Shares or Units		Market Value of
		Options –	Options –		Exercise	Option	of Stock that		Shares or Units of
		Exercisable	Unexercisable		Price	Expiration	Have Not Vested		Stock That Have
Name	Share Type	(#)	(#)		(US$)	Date	(#)		Not Vested (US$)(1)
Peter Caldini	Fixed	140,740	$225,927	(2)	$3.15	12/31/2025	-		-
	Floating	92,683	148,781	(3)	$2.05	12/31/2025	-		-
	Fixed	-	-		-	-	285,186	(6)	$470,557
	Floating	-	-		-	-	187,805	(7)	$219,732
Steve Goertz	Fixed	7,888	$15,777	(4)	$7.22	12/31/2025	-		-
	Floating	111,294	$222,591	(5)	$3.35	12/31/2025	-		-
	Fixed	-	-		-	-	44,675	(8)	$73,714
	Floating	-	-		-	-	33,975	(9)	$39,751
Robert Daino	Floating	219,513	-		$2.05	12/31/2025	-		-
	Fixed	-	-		-	-	543,533	(10)	$896,829
	Floating	-	-		-	-	213,941	(11)	$250,311

Notes:

(1)	Calculated as the Number of Shares or Units of Stock that Have Not Vested multiplied by the closing market price of a Fixed Share or Floating Share, as applicable, on December 31, 2021, which was and $1.65 and $1.17, respectively.

(2)	Represents 59,260 options that vest in two annual installments on December 31, 2022 and December 31, 2023; 111,111 options that vest based on the Company achieving at least 90% of its Consolidated Adjusted EBITDA target in 2022, and 55,556 options that vest if the Company achieves 100% or more of the Consolidated Adjusted EBITDA Target for its fiscal 2022 year.

(3)	Represents 39,025 options that vest in two annual installments on December 31, 2022 and December 31, 2023; 73,171 options that vest based on the Company achieving at least 90% of its Consolidated Adjusted EBITDA target in 2022, and 36,585 options that vest if the Company achieves 100% or more of the Consolidated Adjusted EBITDA Target for its fiscal 2022 year.

(4)	Represents 15,177 options that vest in two annual installments on February 15, 2023 and February 15, 2024.

(5)	Represents 107,459 options that vest in two annual installments on December 31, 2022 and December 31, 2023; 115,132 options that vest in two annual installments based on the Company achieving at least 90% of its Consolidated Adjusted EBITDA target in 2022 and 2023.

(6)	Represents 118,519 RSUs that vest in two annual installments on December 31, 2022 and December 31, 2023; 111,111 RSUs that vest based on the Company achieving at least 90% of its Consolidated Adjusted EBITDA target in 2022, and 55,556 RSUs that vest if the Company achieves 100% or more of the Consolidated Adjusted EBITDA Target for its fiscal 2022 year.

(7)	Represents 78,049 RSUs that vest in two annual installments on December 31, 2022 and December 31, 2023; 73,171 RSUs that vest based on the Company achieving at least 90% of its Consolidated Adjusted EBITDA target in 2022, and 36,585 RSUs that vest if the Company achieves 100% or more of the Consolidated Adjusted EBITDA Target for its fiscal 2022 year.

(8)	Represents 10,601 RSUs that vest in two annual installments on December 31, 2022 and December 31, 2023; 34,074 RSUs that vest in two annual installments based on the Company achieving at least 90% of its Consolidated Adjusted EBITDA target in 2022 and 2023.

(9)	Represents 33,975 options that vest in two annual installments on February 15, 2023 and February 15, 2024.

(10)	Represents 44,335 RSUs that vest in three substantially equal installments on June 4 of 2022, 2023 and 2024; 155,556 RSUs that vest in two substantially equal installments on February 20 of 2022 and 2023; and 343,642 RSUs that vest three months following the Acquisition Time.

Termination and Change of Control Benefits

The Named Executive Officers are not entitled to any payments following or in connection with any termination, resignation, retirement, change in control or change in the responsibilities of the Named Executive Officers, except for the following:

•	As disclosed above under the heading “Offer Letters,” in the event that we terminate Mr. Caldini’s or Mr. Goertz’s employment without “cause” (as defined in the Caldini Offer Letter and the Goertz Offer Letter), then upon termination he would be entitled to receive 12 months of base salary continuation. Mr. Caldini would also be eligible for 12 months of subsidized medical coverage, and Mr. Goertz would be eligible to receive 12 months of continued benefit allowance.

•	A portion of Mr. Daino’s RSUs vest solely upon Canopy Growth’s acquisition of all of the issued and outstanding Fixed Shares, as disclosed in the footnotes to the Outstanding Equity Awards table above.

•	Pursuant to the terms of our Omnibus Incentive Plan, all outstanding stock options will become fully exercisable immediately before a change in control, and any RSUs (other than the RSUs that will only vest upon the Canopy Growth’s acquisition of the Fixed Shares) will become fully vested upon the change in control (assuming, if applicable, that any performance criteria were achieved at the target level), unless the surviving entity agrees to assume the awards or issue substitute awards.

•	In connection with the Amending Agreement, the Corporation entered into an agreement with Mr. Daino that provides that if either (i) the Corporation terminates his employment or (ii) Mr. Daino resigns on or after the one year anniversary of the Amendment Date, then the Corporation will accelerate the vesting of all of his RSUs outstanding as of such date.

In connection with Mr. Daino’s retirement on March 31, 2022, we entered into an agreement with him to (i) pay him a $150,000 bonus upon his retirement in recognition of his past service to the Company, (ii) grant him an equity award in 2022 having a grant date value of $300,000, with 70% of such award being in the form of Fixed RSUs and 30% in the form of Floating RSUs, with such award to vest in three equal installments on each of the first three anniversaries of the grant date. Such grant was made on April 1, 2022. In addition, he also received the accelerated vesting described in the fourth bullet above for all RSUs that were outstanding as of March 31, 2022.

Director Compensation

During 2021, the only compensation that we paid to our directors was (i) a grant of fully vested Fixed Shares and Floating Shares to Katie Bayne and Patricia Lopez and (ii) COBRA reimbursement for Mr. Murphy. We also reimbursed our directors for any out-of-pocket travel expenses incurred in order to attend meetings of the Board, committees of the Board or meetings of the Corporation’s Shareholders. We did not provide our directors with any cash retainers or pay any fees for attending Board meetings.

Director Compensation Table

The following table sets forth information concerning the compensation earned by directors during the 12 months ended December 31, 2021.

	Fees	Share-Based	Option	All Other
	Earned	Awards	Awards	Compensation
Name	(US$)	(US$)(1)(2)	(US$)(3)	(US$)	Total (US$)
Kevin Murphy	-	-	-	$31,435	$31,435
Katie Bayne	-	$400,006	-	-	$400,006
John Boehner	-	-	-	-	-
Doug Maine	-	-	-	-	-
Brian Mulroney	-	-	-	-	-
Patricia Lopez	-	$300,000	-	-	$300,000

Notes:

(1)	Represents the grant date fair value, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For Ms. Bayne, represents a grant of 16,448 Fixes Shares and 91,464 Floating Shares granted on January 11, 2021. For Ms. Lopez, represents a grant of 27,174 Fixed Shares and 111,386 Floating Shares on September 10, 2021.

(2)	As of December 31, 2021, Mr. Murphy had 343,642 Fixed RSUs and 147,275 Floating RSUs outstanding. No other director had any RSUs outstanding as of December 31, 2021.

(3)	As of December 31, 2021, Messrs. Murphy, Boehner, Maine and Mulroney each had options to purchase 19,512 Floating Shares outstanding, having an exercise price of $2.05 and expiring on December 31, 2025. No other director had any outstanding options as of December 31, 2021.

INTERCORPORATE MANAGEMENT AGREEMENTS

No management functions of the Corporation are performed by a person or company other than the directors and executive officers of the Corporation.

Pursuant to the third amended and restated limited liability company agreement of HSCP dated November 14, 2018, as further amended, (the “A&R LLC Agreement”), USCo (in which the Corporation owns a 100% equity interest) is the sole manager (the “Manager”) of HSCP, the Corporation’s principal operating subsidiary. Under the A&R LLC Agreement, the Manager is to appoint HSCP’s officers, to fix their salaries and compensation, and to delegate such authority and titles to them as it may consider advisable. The officers of HSCP oversee the day to day business and operations of HSCP, subject to the limitations imposed by the Manager. The Manager may resign at any time and vacancies in the position of Manager are to be filled by USCo. The members of HSCP have no authority to remove or replace the Manager. The Manager may cause HSCP to contract and deal with the Manager, provided such contracts and dealings are on terms comparable to and competitive with those available to the Corporation from others dealing with the Corporation at arm’s length, or are approved by the members of HSCP. USCo and USCo2 are to be reimbursed for all reasonable out of product expenses incurred on behalf of HSCP. The Manager does not receive any further compensation under the A&R LLC Agreement. The Manager is not to be liable to HSCP or any other of its members for any act or omission performed by it in its capacity as Manager, provided the act or omission is not attributable to the Manager’s fraud, intentional misconduct or knowing violation of any law, or breaches of representations and warranties combined in the A&R LLC Agreement or any other agreement between the Manager and HSCP.

CORPORATE GOVERNANCE AND AUDIT COMMITTEE DISCLOSURE

The Board is committed to the highest standards of integrity, fiduciary duty and corporate governance. National Instrument 58-101 - Disclosure of Corporate Governance Practices (“NI 58-101”) and National Policy 58- 201 - Corporate Governance Guidelines (“NP 58-201”, and together with NI 58-101, the “CSA Guidelines”) set out a series of guidelines for effective corporate governance. Under the CSA Guidelines, the Corporation must disclose on an annual basis the corporate governance practices it has adopted. Further, the Corporation acknowledges the concerns of the Canadian Securities Administrators (“CSA”) noted in CSA Staff Notice 51-359 Corporate Governance Related Disclosure Expectations for Reporting Issuers in the Cannabis Industry (the “Staff Notice”). In particular, the Staff Notice states that detailed information of any cross-ownership of financial interests in the cannabis industry should be disclosed in applicable disclosure documents, along with maintaining the independence of board members. In this section, the Corporation summarizes such practices, in addition to certain other governance matters. Our Board Mandate and charters for our Board’s Audit and Compensation and Corporate Governance Committee are available on our website, www .investors.acreageholdings.com/governance-documents, and are otherwise available in print to any Shareholder who requests them from our Corporate Secretary.

Board of Directors

Composition and Independence

The Board is currently comprised of nine members. Five of the nine directors are considered to be independent under the CSA Guidelines and in accordance with National Instrument 52- 110 - Audit Committees (“NI 52-110”). Under NI 52-110, an independent director is one who is free from any direct or indirect relationship which could, in the view of the Board, be reasonably expected to interfere with such director’s exercise of independent judgment. The directors of the Corporation who are independent are Brian Mulroney, Douglas Maine, Katie J. Bayne, Patricia Lopez and Steven Strom. Messrs. Caldini, Murphy and Van Faasen are not independent, given that they have previously served and received compensation as the Chief Executive Officer of the Corporation during the past three years, and Mr. Boehner is not independent because he received more than C$75,000 in direct compensation from HSCP for advisory services and related matters within a twelve month period during the past three years. Currently, our Board believes it is in the best interests of the Corporation to appoint a lead independent director. Our Board believes that this leadership structure currently assists our Board in creating a unified vision for our Corporation, streamlines accountability for our performance and facilitates our Board’s efficient and effective functioning. Douglas Maine is the current lead independent director of the Corporation. The lead independent director is expected to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board may direct. See “Position Description”.

The independent directors meet for in camera sessions without non-independent directors and members of management at the end of each regular Board meeting (unless they waive such requirement).

Other Directorships

Currently, the following directors serve on the boards of other public companies, as listed below:

Name of Director	Other Reporting Issuers

Brian Mulroney	Quebecor Inc. (TSX: QBR)
The Blackstone Group L.P. (NYSE: BX)

John Boehner	Titan Mining Corporation (TSX: TI)
Augusta Gold Corp. (OCTMKTS: AUGG)
William van Faasen	Eversource Energy (NYSE: ES)
Patricia Lopez	Domino’s Pizza (NYSE: DPZ)
Express, Inc. (NYSE: EXPR)
Aramark Corporation (NYSE: ARMK)
Katie J. Bayne	Eargo, Inc. (NASDAQ: EAR)
The Honest Company, Inc. (NASDAQ: HNST)

Meeting Attendance

The board met 6 times during 2021, and each of our directors attended 75% or more of the aggregate number of meetings of the board and the committees on which he or she served, in each case while the director was serving on our board of directors or such committees, as applicable. The Board met in executive sessions during all regularly scheduled meetings, without management present, and plans to continue that process going forward. The lead independent director presided over these executive sessions.

Position Description

The Board has developed a written position description for the lead independent director. The lead independent director is expected to provide leadership to independent directors by:

•	serving as Chair of the meetings of the independent directors;
•	serving as principal liaison between the independent directors and the Chief Executive Officer of the Corporation and between the independent directors and senior management of the Corporation;
•	ensuring that independent directors have adequate opportunities to meet and discuss issues in meetings of the independent directors without management of the Corporation or non-independent directors present;
•	communicating to management of the Corporation or the Board, as appropriate, the results of meetings among independent directors;
•	convening meetings of the Board with the concurrence of at least one other director as appropriate to discuss matters requiring consideration or discussion amongst the members of the Board;
•	in the absence of the Chair, presiding as chair at meetings of the Board;
•	endeavoring to ensure reasonable procedures are in place for directors to engage outside advisors at the expense of the Corporation in appropriate circumstances;
•	being the primary contact for stakeholders who wish to contact independent directors; and
•	performing such other duties as the Board may from time to time direct.

Communications with the Board

Shareholders may communicate with our Board or individual directors by submitting communications in writing to us to: Office of the Corporate Secretary, 450 Lexington Avenue, #3308, New York, New York, 10163.

Board Mandate

The mandate of the Board (the “Board Mandate”) is focused on governance and stewardship of the business carried on by the Corporation and its subsidiaries as a whole and to act with a view to the best interests of the Corporation and its Shareholders. The Board has adopted a written mandate which provides that the core responsibilities of the Board include stewardship and oversight in the following areas:

(a) Overseeing Shareholder Communication

The Board shall ensure there is effective communication between the Corporation and its Shareholders, other stakeholders and the public. The Board meets annually to review the Corporation’s communication and disclosure policies.

(b) Establishing Strategic Goals, Performance Objectives and Operational Policies

The Board reviews and approves strategic corporate objectives and is responsible for establishing corporate values against which the performance of the Corporation and its subsidiaries are measured. At least annually, the Board will meet to approve long-term strategies, review and approve strategic and operational plans and budgets developed by management, set targets against which to measure corporate and executive performance and satisfy itself that a portion of executive compensation is linked appropriately to performance of the Corporation.

(c) Delegating Management Authority

The Board shall satisfy itself that processes are in place with respect to the appointment, development, evaluation and succession of senior management of the Corporation and its subsidiaries and that the Chief Executive Officer and the other executive officers of the Corporation create a culture of integrity throughout the Corporation and its subsidiaries. Among other things, the Board shall delegate to the Chief Executive Officer and such other executive officers determined are appropriate, the authority to manage the business of the Corporation and its subsidiaries and to make decisions regarding the ordinary course of business and operations in accordance with the Corporation’s Delegation of Authority Policy and ensure that the Delegation of Authority Policy is reviewed annually.

(d) Monitoring Risk, Compliance and Corporate Performance

The Board shall assess and monitor the principal risks of all aspects of the businesses in which the Corporation and its subsidiaries as a whole are engaged. The Board is responsible for monitoring the performance of the Corporation and its subsidiaries against both short- term and long-term strategic plans and annual performance targets, and monitoring compliance with Board policies and the effectiveness of risk management practices. In addition, the Board shall verify effective internal controls and see that management information systems are implemented and maintained, which ensure the directors discharge the Board’s oversight responsibilities, including the Corporation’s compliance with legal and regulatory requirements related to financial and other continuous disclosure reporting.

(e) Developing Board Processes

The Board develops procedures relating to the conduct of its business and the fulfillment of the Board’s responsibilities. It is also responsible, through the Compensation and Corporate Governance Committee, for developing the Board’s approach to corporate governance.

Board Committees

At present, the Board has three standing committees, the Audit Committee, the Compensation and Corporate Governance Committee and the M&A Committee.

Audit Committee

The Audit Committee met four times during 2021. The Audit Committee is currently comprised of four members: Steven Strom (Chair), Douglas Maine, William Van Faasen, and Katie Bayne. Steven Strom, Douglas Maine and Katie Bayne meet the independence requirements pursuant to NI 52- 110 and all four members of the Audit Committee are financially literate within the meaning of NI 52-110. Information concerning the relevant education and experience of the Audit Committee members can be found in “Business to be Transacted at the Meeting - Election of Directors” in this Proxy Statement. The Board has determined that Steven Strom qualifies under the SEC’s rules as an “audit committee financial expert.”

The principal duties and responsibilities of the Audit Committee are to assist the Board in discharging the oversight of:

•	the integrity of the Corporation’s consolidated financial statements and accounting and financial processes and the audits of the Corporation’s consolidated financial statements;
•	the Corporation’s compliance with legal and regulatory requirements;
•	the Corporation’s external auditors’ qualifications and independence;
•	the work and performance of the Corporation’s financial management and its external auditors; and
•	the Corporation’s system of disclosure controls and procedures and system of internal controls regarding finance, accounting, legal compliance, and risk management established by management and the Board.

Also, as part of its program of risk oversight, the Audit Committee is responsible for overseeing cybersecurity risk, information risk and technology risk, as well as management’s actions to identify, assess, mitigate, remediate material issues. In fulfilling its responsibilities, the Audit Committee meets regularly with the Corporation’s auditor and key management members.

The Corporation’s Audit Committee is governed by an audit committee charter, a copy of which is available on our website at investors.acreageholdings.com and attached hereto as Schedule A. The Audit Committee has access to all of the Corporation’s books, records, facilities and personnel and may request any information about the Corporation as it may deem appropriate. It also has the authority to retain and compensate special legal, accounting, financial and other consultants or advisors to advise the Audit Committee, and is responsible for the pre-approval of all non-audit services to be provided by our auditors. Since the commencement of the Corporation’s most recently completed financial year, the Board has not failed to adopt a recommendation of the Audit Committee to nominate or compensate an external auditor.

Audit Committee Report

In connection with its function to oversee and monitor the financial reporting process of the Corporation, the Audit Committee has done the following:

•	reviewed and discussed the Corporation’s audited financial statements for the fiscal year ended December 31, 2021 with the Corporation’s management;
•	discussed with Marcum LLP, the Corporation’s independent registered public accounting firm, those matters required to be discussed by the Public Company Accounting Oversight Board and the SEC;
•	received the written disclosures and the letter from Marcum LLP required by the applicable requirements of the Public Company Accounting Oversight Board, considered whether the provisions of non-audit services by Marcum LLP are compatible with maintaining Marcum LLP’s independence, and discussed with Marcum LLP its independence.

Based on the foregoing, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Audit Committee of the Board of Directors

Steven Strom (Chair)

Douglas Maine

William Van Faasen

Katie J. Bayne

Compensation and Corporate Governance Committee

The Compensation and Corporate Governance Committee met four times during 2021. The Compensation and Corporate Governance Committee is currently comprised of three members: Kevin P. Murphy (Chair), John Boehner and Patricia Lopez.

The principal duties and responsibilities of the Compensation and Corporate Governance Committee are to assist the Board in discharging its oversight of:

•	executive and director compensation;
•	executive compensation disclosure;
•	management development and succession;
•	the Corporation’s overall approach to corporate governance;
•	the size, composition and structure of the Board and its committees;
•	orientation and continuing education for directors;
•	related party transactions and other matters involving conflicts of interest; and
•	any additional matters delegated to the Compensation and Corporate Governance Committee by the Board.

M&A Committee

The principal duties and responsibilities of the M&A Committee are to assist the Board in:

•	reviewing and providing guidance to management and the Board with respect to the Corporation’s acquisition, investment and divestiture strategies.
•	evaluating acquisition, investment and divestiture opportunities, when and as appropriate.

The M&A Committee also requests that management prepare and present post-acquisition performance reviews on specified acquisitions as the M&A Committee sees fit.

Orientation and Continuing Education

No formal program currently exists for the orientation of new directors. It is expected that existing directors will provide orientation and education to any new members on an informal and ad hoc basis. No formal continuing education program currently exists for the directors of the Corporation; however, the Corporation encourages directors to attend, enroll or participate in courses and/or seminars dealing with financial literacy, corporate governance and related matters. Each director of the Corporation has the responsibility for ensuring that he or she maintains the skill and knowledge necessary to meet his or her obligations as a director.

Ethical Business Conduct

The directors of the Corporation have adopted a formal written code of ethics and business conduct (the “Code”) in addition to compliance with applicable governmental laws, rules and regulations. The Code is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	avoidance of conflicts of interest with the interests of the Corporation;
•	protection and proper use of corporate assets and opportunities;
•	compliance with applicable governmental laws, rules and regulations;
•	the prompt reporting of any violations of the Code to an appropriate person or person identified in the Code; and
•	accountability for adherence to the Code.

The Code sets the minimum standards expected to be met or exceeded in all business and dealings of the Corporation and provides guidelines to help address new situations. The directors of the Corporation expect the Corporation’s employees, officers, directors and representatives to act with honesty and integrity and to avoid any relationship or activity that might create, or appear to create, a conflict between their personal interest and the interests of the Corporation.

Nomination of Directors

The Board is responsible for nominating members for election to the Board by the Corporation’s Shareholders at the annual general meeting of Shareholders. The Board is also responsible for filling vacancies on the Board that may occur between annual general meetings of Shareholders. The Compensation and Corporate Governance Committee shall be responsible for identifying, reviewing, evaluating and recommending to the Board candidates to serve as directors of the Corporation, in accordance with its charter and consistent with the criteria set forth in the Board Mandate. The criteria will reflect, among other things:

•	competencies, skills and personal qualities that the Board considers to be necessary for the Board, as a whole, to possess;
•	competencies, skills and personal qualities that the Board considers each existing director to possess;
•	competencies, skills and personal qualities that each new director would bring to the Board; and
•	responsibilities that would materially interfere with or be incompatible with Board membership.

In identifying, reviewing, evaluating and recommending to the Board candidates to serve as directors of the Corporation, the Compensation and Corporate Governance Committee will seek to identify candidates providing for diverse backgrounds with outstanding business experience, and candidates that have a proven ability and significant accomplishments through other enterprises to enable the Board to represent a broad set of capabilities and viewpoints.

Assuming all nominees for director are elected pursuant to the proposals within this proxy statement, our Board would include two female directors and one director who identifies as racially or ethnically diverse.

Compensation

The Compensation and Corporate Governance Committee is charged with reviewing on an annual basis the compensation and benefits paid to the directors considering market conditions and practice and considering risks and responsibilities.

Related Party Transactions

The Compensation and Corporate Governance Committee is also expected to review and approve all related-party transactions and prepare reports for the Board on such-related party transactions.

Director Terms Limits and Other Mechanisms of Board Renewal

The Corporation does not have a retirement policy and does not discriminate based on age. Similarly, the Board has not adopted a term limit for directors or established a formal process for the renewal of Board membership. The Board is of the view that the imposition of arbitrary director term limits may diminish the benefits derived from continuity amongst members and their familiarity with the Corporation and the industry in which it operates and could unnecessarily expose the Corporation to losing experienced and valuable talent.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No director, proposed director, executive officer, nor any of their respective associates or affiliates, is or has been indebted to the Corporation or its subsidiaries since the beginning of the Corporation’s most recently completed financial year.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

The Corporation maintains directors’ and officers’ liability insurance to protect persons indemnified pursuant to the A&R LLC Agreement against certain expenses, liabilities or losses described in the A&R LLC Agreement whether or not the Corporation would otherwise have the power to indemnify such person against such expenses, liabilities or losses under the provisions of the A&R LLC Agreement. For the fiscal year ended December 31, 2021, the insurance provided for a coverage limit of US$5,000,000 for claims and expenses, without a retention for each person insured under the policy when the Corporation cannot indemnify such person and with a retention of: (i) US$5,000,000 for all other claims (including securities claims) and expenses. The premiums for the insurance were US$1,100,000 which were paid in full by the Corporation.

TRANSFER AGENT AND REGISTRAR

The Corporation’s transfer agent and registrar for the Subordinate Voting Shares and Fixed Multiple Shares is Odyssey Trust Company at its office at 350 - 409 Granville Street, Vancouver, British Columbia, V6C 1T2, Canada. The Corporation’s DTC FAST agent for the Subordinate Voting Shares is Odyssey Trust Company at its office at 350 - 409 Granville Street, Vancouver, British Columbia, V6C 1T2, Canada.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as disclosed below and elsewhere in this Proxy Statement, neither the Corporation nor any director or officer of the Corporation, nor any proposed nominee for election as a director of the Corporation, nor any other insider of the Corporation, nor any associate or affiliate of any one of them has or has had, at any time since the beginning of the Corporation’s most recently completed year, any material interest, direct or indirect, in any transaction or proposed transaction that has materially affected or would materially affect the Corporation.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

Management of the Corporation knows of no matters to come before the Meeting other than as set forth in this Proxy Statement. HOWEVER, IF OTHER MATTERS WHICH ARE NOT KNOWN TO MANAGEMENT SHOULD PROPERLY COME BEFORE THE MEETING, THE ENCLOSED FORM OF PROXY WILL BE USED TO VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS VOTING THE PROXY.

SHAREHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

Under the Corporation’s articles (the “Articles”), for director nominations to be presented at the 2023 Annual Meeting, the Corporate Secretary of the Corporation must receive notice in accordance with the Articles at the Corporation’s principal executive offices not later than the close of business on the 40th day before the 2023 Annual Meeting. The notice must include all of the information required by the Articles. Shareholder proposals intended for inclusion in the Corporation’s proxy materials under Rule 14a-8 under the U.S. Exchange Act, for the 2023 Annual Meeting must be received at the Corporation’s headquarters no later than December 27, 2022. Proposals and notices of proposals should be delivered to our principal executive office at: Office of the Corporate Secretary, 450 Lexington Avenue, #3308, New York, New York, 10163.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Pursuant to the rules of the SEC, services that deliver our communications to Shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple Shareholders sharing the same address a single copy of our Notice of Internet Availability of Proxy Materials and, as applicable, a printed version of our annual report to Shareholders and this Proxy Statement. Upon oral or written request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials, annual report to Shareholders and/or Proxy Statement to any Shareholder at a shared address to which a single copy of the document was delivered.

Shareholders sharing an address may also request delivery in the future of a single copy of a Notice of Internet Availability of Proxy Materials, annual report to Shareholders and/or Proxy Statement if they are currently receiving multiple copies of such documents. Shareholders may notify us of their requests by writing to our Corporate Secretary at 450 Lexington Avenue, #3308, New York, New York, 10163.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Shares (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our Shares with the SEC. Copies of these reports are also required to be delivered to us.

We believe, based solely on our review of the copies of such reports submitted on EDGAR and written representations from Reporting Persons, that during the fiscal year ended December 31, 2021, all Reporting Persons complied with all applicable filing requirements in a timely manner. except for a late Form 4 for Mr. Daino and a late Form 4 for Mr. Doherty that were filed late as a result of an administrative error.

ADDITIONAL INFORMATION3

Additional information relating to the Corporation is available under the Corporation’s profile on the SEC’s website at www.sec.gov. Financial information is provided in the Corporation’s audited consolidated financial statements and management’s discussion and analysis for the year ended December 31, 2021. Copies of the Corporation’s financial statements and management’s discussion and analysis may be obtained under the Corporation’s profile on the SEC’s website at www. sec.gov, under the Corporation’s profile at www.sedar.com or upon written request to the Corporate Secretary at 450 Lexington Avenue, #3308, New York, New York, 10163.

APPROVAL OF BOARD

The contents of this Proxy Statement and delivery of it to each director of the Corporation, to the auditors of the Corporation and to the Shareholders of the Corporation entitled to notice of the Meeting, have been approved by the directors of the Corporation.

DATED at New York, New York this 26th day of April, 2022.

BY ORDER OF THE BOARD OF DIRECTORS

(Signed)
Kevin P. Murphy Chairman

SCHEDULE A

AUDIT COMMITTEE CHARTER

ACREAGE HOLDINGS, INC.

AUDIT COMMITTEE CHARTER

Adopted: March 10, 2022

1.	RESPONSIBILITY

The Audit Committee is responsible for assisting the Board of Directors (the “Board”) of Acreage Holdings, Inc. (the “Corporation”) in fulfilling its oversight responsibilities in relation to:

(a)	the integrity of the Corporation’s financial statements;

(b)	the Corporation’s compliance with legal and regulatory requirements related to financial reporting;

(c)	the qualifications, independence and performance of the Corporation’s internal audit function and auditor;

(d)	the design, implementation and maintenance of internal controls and disclosure controls; and

(e)	any additional matters delegated to the Audit Committee by the Board.

2.	MEMBERS

The Board must appoint a minimum of three directors to be members of the Audit Committee. The members of the Audit Committee will be selected by the Board on the recommendation of the Nomination and Governance Committee.

A majority of the members of the Audit Committee will be “independent directors” (“Independent Directors”) as defined in National Instrument 52-110 - Audit Committees, as amended from time to time (“NI 52- 110”) and as required by the rules of the United States Securities and Exchange Commission. In addition, every member of the Audit Committee will be “financially literate” as defined in NI 52-110.

3.	DUTIES

The Audit Committee is responsible for performing the duties set out below as well as any other duties that are otherwise required by law or delegated to the Audit Committee by the Board.

1.	Appointment and Review of the Auditor

The auditor is ultimately accountable to the Audit Committee and reports directly to the Audit Committee. Accordingly, the Audit Committee will evaluate and be responsible for the Corporation’s relationship with the auditor. Specifically, the Audit Committee will:

(a)	select, evaluate and nominate the auditor to be proposed for appointment or reappointment, as the case may be, by the shareholders;

(b)	review and approve the auditor’s engagement letter;

(c)	review the independence, experience, qualifications and performance of the auditor, including the engagement and lead partners, in recommending its appointment or reappointment, including considering whether the auditor’s provision of any permitted non-audit services is compatible with maintaining its independence;

(d)	resolve any disagreements between senior management and the auditor regarding financial reporting;

(e)	at least annually, obtain and review a report by the auditor describing:

(i)	the auditor’s internal quality-control procedures, including with regard to safeguarding confidential information;

(ii)	any material issues raised by the most recent internal quality control review, or peer review, of the auditor, or review by any independent oversight body, such as the PCAOB and the Canadian Public Accountability Board, or governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the auditor, and the steps taken to deal with any issues raised in any such review; and

(f)	where appropriate, terminate the auditor.

2.	Confirmation of the Auditor’s Independence

At least annually, and before the auditor issues its report on the annual financial statements, the Audit Committee will:

(a)	review a formal written statement from the auditor describing all of its relationships with the Corporation;

(b)	discuss with the auditor any relationships or services that may affect its objectivity and independence;

(c)	obtain written confirmation from the auditor that it is objective within the meaning of the Rules of Professional Conduct/Code of Ethics adopted by the provincial institute or order of Chartered Accountants to which it belongs and is an independent public accountant within the meaning of the applicable regulatory commission such as the PCAOB; and

(d)	confirm that the auditor has complied with applicable rules, if any, with respect to the rotation of certain members of the audit engagement team.

3.	Pre-Approval of Non-Audit Services

The Audit Committee will pre-approve the appointment of the auditor for any non-audit service to be provided to the Corporation. Before the appointment of the auditor for any non-audit service, the Audit Committee will consider the compatibility of the service with the auditor’s independence. The Audit Committee may pre-approve the appointment of the auditor for any non-audit services by adopting specific policies and procedures, from time to time, for the engagement of the auditor for non-audit services. Such policies and procedures will be detailed as to the particular service, and the Audit Committee must be informed of each service, and the procedures may not include delegation of the Audit Committee’s responsibilities to management. In addition, the Audit Committee may delegate to one or more members the authority to pre-approve the appointment of the auditor for any non-audit service to the extent permitted by applicable law provided that any pre-approvals granted pursuant to such delegation shall be reported to the full Audit Committee at its next scheduled meeting.

4.	Communications with the Auditor

The Audit Committee has the authority to communicate directly with the auditor and will meet privately with the auditor periodically to discuss any items of concern to the Audit Committee or the auditor, such as:

(a)	the scope, planning and staffing of the audit;

(b)	the auditor’s materiality threshold for the audit;

(c)	the assessment by the auditor of significant audit risk;

(d)	any material written communications between the auditor and senior management, such as any management letter or schedule of unadjusted differences;

(e)	whether or not the auditor is satisfied with the quality and effectiveness of financial recording procedures and systems;

(f)	the extent to which the auditor is satisfied with the nature and scope of its examination;

(g)	whether or not the auditor has received the full co-operation of senior management and other employees of the Corporation;

(h)	the auditor’s opinion of the competence and performance of the Chief Financial Officer and other key financial personnel;

(i)	the items required to be communicated to the Audit Committee under the United States and Canadian authoritative guidance;

(j)	critical accounting policies and practices to be used by the Corporation;

(k)	alternative treatments of financial information within generally accepted accounting principles that have been discussed with senior management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditor;

(l)	any difficulties encountered in the course of the audit work, any restrictions imposed on the scope of activities or access to requested information, any significant disagreements with senior management and their response; and

(m)	any illegal act that may have occurred and the discovery of which is required to be disclosed to the Audit Committee.

5.	Review of the Audit Plan

The Audit Committee will discuss with the auditor the nature of an audit and the responsibility assumed by the auditor when conducting an audit under generally accepted auditing standards. The Audit Committee will review a summary of the auditor’s audit plan for each audit.

6.	Review of Audit Fees

The Audit Committee will determine the auditor’s fee and the terms of the auditor’s engagement. In determining the auditor’s fee, the Audit Committee should consider, among other things, the number and nature of reports to be issued by the auditor, the quality of the internal controls of the Corporation, the size, complexity and financial condition of the Corporation and the extent of support to be provided to the auditor by the Corporation.

7.	Review of Financial Statements

The Audit Committee will review and discuss with senior management and the auditor the annual audited financial statements, together with the auditor’s report thereon, and the interim financial statements, before recommending them for approval by the Board. The Audit Committee will also review and discuss with senior management and the auditor management’s discussion and analysis relating to the annual audited financial statements and interim financial statements. The Audit Committee will also engage the auditor to review the interim financial statements prior to the Audit Committee’s review of such financial statements.

Before recommending any financial statements to the Board for approval, the Audit Committee will satisfy itself that such financial statements, together with the other financial information included in the Corporation’s annual and interim filings, fairly present in all material respects the financial condition, results of operations and cash flows of the Corporation as of the relevant date and for the relevant periods.

In conducting its review of the financial statements and related management’s discussion and analysis, the Audit Committee will:

(a)	consider the quality of, and not just the acceptability of, the accounting principles, the reasonableness of senior management’s judgments and estimates that have a significant effect upon the financial statements, and the clarity of the disclosures in the financial statements;

(b)	discuss any analyses prepared by senior management or the auditor that set out significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of any alternative treatments of financial information that have been discussed with management and the ramification of their use and the auditor’s preferred treatment;

(c)	discuss the effect of off-balance sheet transactions, arrangements, obligations (including contingent liabilities) and other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Corporation’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues and expenses;

(d)	consider any changes in accounting practices or policies and their impact on financial statements of the Corporation;

(e)	discuss with senior management, the auditor and, if necessary, legal counsel, a report from senior management describing any litigation, claim or other contingency, including tax assessments, that could have a material effect upon the financial position of the Corporation, and the manner in which these matters have been disclosed in the financial statements;

(f)	discuss with senior management and the auditor any correspondence with regulators or governmental agencies, employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies;

(g)	discuss with the auditor any special audit steps taken in light of material weaknesses in internal control;

(h)	review the results of the audit, including any reservations or qualifications in the auditor’s opinion;

(i)	discuss with the auditor any difficulties encountered in the course of the audit work, including any restrictions on the scope of their procedures and access to requested information, accounting adjustments proposed by the auditor but were “passed” (as immaterial or otherwise), and significant disagreements with senior management;

(j)	discuss with the auditor any issues on which the Corporation’s audit team consulted the auditor’s national office; and

(k)	consider any other matter which in its judgment should be taken into account in reaching its recommendation to the Board concerning the approval of the financial statements.

8.	Review of Other Financial Information

The Audit Committee will review:

(a)	all earnings press releases and other press releases containing financial information, as well as financial information and earnings guidance provided to analysts and rating agencies. The Audit Committee will also review the use of “pro forma” or “adjusted” non-GAAP information in such press releases and financial information. Such review may consist of a general discussion of the types of information to be disclosed or the types of presentations to be made;

(b)	all other financial statements of the Corporation that require approval by the Board before they are released to the public;

(c)	the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements;

(d)	disclosures made to the Audit Committee by the Chief Executive Officer and Chief Financial Officer during their certification process for applicable securities law filings about any significant deficiencies and material weaknesses in the design or operation of the Corporation’s internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information, and any fraud involving senior management or other employees who have a significant role in the Corporation’s internal control over financial reporting;

(e)	with management and the auditor, the Company’s financial statements and related financial disclosures, including (a) the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (b) Sarbanes-Oxley Act Sections 302 and 906 internal controls disclosures and certifications, as included in its Annual Report on Form 10-K;

(f)	with management and the auditor, the Company’s quarterly financial statements including (a) the “Management’s Discussion and Analysis of Financial Condition” and (b) Sarbanes- Oxley Act Sections 302 and 906 internal controls disclosures and certifications, to be included in the Company’s Quarterly Reports on Form 10-Q and review with the auditor the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. AS 4105, Reviews of Interim Financial Information, as in effect at that time.

(g)	In addition, the Audit Committee will prepare a report each year for inclusion in the Company’s annual proxy statement stating whether (i) the Audit Committee reviewed and discussed the audited financial statements with management, (ii) the Audit Committee discussed with the auditor the matters required to be discussed by PCAOB Auditing Standard No. AS 1301, Communications with Audit Committees, (iii) the Audit Committee received the written disclosures and letter from the auditor required by the PCAOB, and (iv) based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

9.	Oversight of Internal Controls and Disclosure Controls

The Audit Committee will review with senior management the adequacy of the internal controls and procedures that have been adopted by the Corporation to safeguard assets from loss and unauthorized use and to verify the accuracy of the financial records. The Audit Committee will review any special audit steps adopted in light of material control deficiencies. The Audit Committee will review with senior management the controls and procedures that have been adopted by the Corporation to confirm that material information about the Corporation and its subsidiaries that is required to be disclosed under applicable law or stock exchange rules is disclosed.

10.	Internal Auditors

(a)	The Audit Committee shall serve as the Board’s primary avenue of communication with the Director of Internal Audit, who shall report directly to the Audit Committee.

(b)	The Audit Committee shall meet with the Director of Internal Audit at least quarterly and the Director of Internal Audit shall communicate with the Chief Executive Officer and Chief Financial Officer at least quarterly.

(c)	The Audit Committee shall instruct the Director of Internal Audit to attend all regularly scheduled Committee meetings, except for executive sessions to which he or she is not specifically invited.

(d)	The Audit Committee shall review an annual report provided by the Director of Internal Audit on the results of annual internal audit activities, and the Director of Internal Audit shall keep the Audit Committee informed about internal controls issues and internal audit matters

(e)	The Audit Committee shall review and concur in the appointment, replacement, reassignment or dismissal of the Director of Internal Audit.

(f)	The Audit Committee shall confirm and assure the independence of the internal auditors.

(g)	The Audit Committee shall review the scope of the annual internal audit plan and the degree of coordination with the auditor.

(h)	The Audit Committee shall review periodically the internal audit activities, staffing and budget.

11.	Employees of the Auditor

The Audit Committee will pre- approve the hiring by the Corporation of any partners or employees or former partners or employees of the auditor.

12.	Complaints Procedure

The Audit Committee will review the procedures established by the Board for the receipt, retention and follow-up of complaints received by the Corporation regarding accounting, internal controls, disclosure controls or auditing matters and for the confidential, anonymous submission of concerns by employees of the Corporation regarding such matters.

13.	Reporting

The Audit Committee will regularly report to the Board on:

(a)	the auditor’s independence;

(b)	the performance of the auditor and the Audit Committee’s recommendations regarding its reappointment or termination;

(c)	the adequacy of the Corporation’s internal controls and disclosure controls;

(d)	its recommendations regarding the annual and interim financial statements of the Corporation, including any issues with respect to the quality or integrity of the financial statements;

(e)	its review of the annual and interim management’s discussion and analysis;

(f)	the quarterly management’s discussion and analysis, press release and other financial disclosure related thereto that is required to be reviewed by the Audit Committee;

(g)	the Corporation’s compliance with legal and regulatory requirements related to financial reporting;

(h)	the Corporation’s risk assessment and management policies and practices; and

(i)	all other significant matters it has addressed and with respect to such other matters that are within its responsibilities.

4.	MEETINGS

Subject to the Corporation’s by-laws and articles and the requirements under the Business Corporations Act (British Columbia):

1.	Scheduling

The Audit Committee will meet at least four times annually or more frequently as it determines is necessary to fulfill its responsibilities, which will be not less than four times a year. A meeting of the Audit Committee may be called by the Chair of the Audit Committee, the Chair of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Audit Committee member or the Corporation’s auditor. Meetings will be held at a location determined by the Chair of the Audit Committee.

2.	Notice

Notice of the time and place of each meeting will be given to each member either by telephone or other electronic means not less than 48 hours before the time of the meeting. Meetings may be held at any time without notice if all of the members have waived or are deemed to have waived notice of the meeting. A member participating in a meeting will be deemed to have waived notice of the meeting.

3.	Agenda

The Chair of the Audit Committee will preside as Chair of each meeting and will establish the agenda for each meeting and lead discussion on meeting agenda items. The Chair shall instruct management to circulate properly prepared agenda materials to Committee members with sufficient time to review prior to scheduled meetings. Any member may propose the inclusion of items on the agenda, request the presence of or a report by any member of senior management, or at any meeting raise subjects that are not on the agenda for the meeting.

4.	Distribution of Information

The Chair of the Audit Committee will distribute, or cause the Secretary to distribute, an agenda and meeting materials in advance of each meeting to allow members sufficient time to review and consider the matters to be discussed.

5.	Attendance and Participation

Each member is expected to attend all meetings. A member who is unable to attend a meeting in person may participate by telephone or teleconference.

6.	Quorum

A majority of members will constitute a quorum for any meeting of the Audit Committee.

7.	Voting and Approval

At meetings of the Audit Committee, each member will be entitled to one vote and questions will be decided by a majority of votes. In case of an equality of votes, the Chair of the Audit Committee will not have a second or casting vote in addition to his or her original vote.

8.	Procedures

Procedures for Audit Committee meetings will be determined by the Chair of the Audit Committee unless otherwise determined by the by-laws of the Corporation or a resolution of the Audit Committee or the Board.

9.	Transaction of Business

The powers of the Audit Committee may be exercised at a meeting where a quorum is present in person or by telephone or other electronic means, or by resolution in writing signed by all members entitled to vote on that resolution at a meeting of the Audit Committee.

10.	Absence of Chair

In the absence of the Chair of the Audit Committee at a meeting of the Audit Committee, the members in attendance must select one of them to act as chair of that meeting.

11.	Secretary

The Audit Committee may appoint one of its members or any other person to act as secretary.

12.	Minutes of Meetings

A person designated by the Chair of the Audit Committee at each meeting will keep minutes of the proceedings of the Audit Committee and the Chair will cause the Secretary to circulate copies of the minutes to each member on a timely basis.

5.	CHAIR

Each year, the Board will appoint one member to be Chair of the Audit Committee. If, in any year, the Board does not appoint a Chair of the Audit Committee, the incumbent Chair of the Audit Committee will continue in office until a successor is appointed.

6.	REMOVAL AND VACANCIES

Any member may be removed and replaced at any time by the Board and will automatically cease to be a member as soon as the member ceases to meet the qualifications set out above. The Board will fill vacancies on the Audit Committee by appointment from among qualified members of the Board. If a vacancy exists on the Audit Committee, the remaining members will exercise all of its powers so long as a quorum remains in office.

7.	ASSESSMENT

At least annually, the Board will review the effectiveness of the Audit Committee in fulfilling its responsibilities and duties as set out in this Charter and in a manner consistent with the mandate adopted by the Board.

8.	REVIEW AND DISCLOSURE

The Audit Committee will review this Charter at least annually and submit it to the Board together with any proposed amendments.

9.	ACCESS TO OUTSIDE ADVISORS AND RECORDS

The Audit Committee may retain any outside advisor at the expense of the Corporation at any time and has the authority to determine any such advisor’s fees and other retention terms.

The Audit Committee, and any outside advisors retained by it, will have access to all records and information relating to the Corporation which it deems relevant to the performance of its duties.

ACREAGE HOLDINGS, INC. Form of Proxy – Annual Meeting to be held on May 26, 2022 Trader’s Bank Building 702, 67 Yonge St. Toronto, ON M5E 1J8 Appointment of Proxyholder I/We being the undersigned holder(s) of Acreage Holdings, Inc. hereby appoint Kevin Murphy or failing this person, Steve Goertz, each OR Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein: as my/our proxyholder with full power of substitution and to attend, act, and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of Acreage Holdings, Inc. to be held on May 26, 2022 at 12 p.m. EDT virtually at https://web.lumiagm.com/214479137 or at any adjournment thereof. 1. Number of Directors. To set the number of directors to be elected at the Meeting to at nine (9). For Against 2. Election of Directors. For Withhold For Withhold For Withhold a. John Boehner b. Kevin Murphy c. Douglas Maine d. Brian Mulroney f. Katie J. Bayne g. Patricia Lopez e. William C. Van Faasen h. Peter Caldini i. Steven Strom 3. Appointment of Auditors. Appointment of Marcum LLP as the new auditors of Acreage Holdings, Inc. for the ensuing year and authorization of the Board of Directors to fix the remuneration of Marcum LLP The Board recommends you vote “FOR” Proposals 1 and 3, and “FOR” all of the nominees listed in Proposal 2. For Withhold Authorized Signature(s) – This section must be completed for your instructions to be executed. I/we authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management. Signature(s): Date / / MM / DD / YY Interim Financial Statements – Check the box to the right if you would like to RECEIVE Interim Financial Statements and accompanying Management’s Discussion & Analysis by mail. See reverse for instructions to sign up for delivery by email. Annual Financial Statements – Check the box to the right if you would like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail. See reverse for instructions to sign up for delivery by email.

This form of proxy is solicited by and on behalf of Management. Proxies must be received by 12 p.m., EDT, on May 24, 2022. Notes to Proxy 1. Each holder has the right to appoint a person, who need not be a holder, to attend and represent him or her at the Annual General Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided on the reverse. 2. If the securities are registered in the name of more than one holder (for example, joint ownership, trustees, executors, etc.) then all of the registered owners must sign this proxy in the space provided on the reverse. If you are voting on behalf of a corporation or another individual, you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. 3. This proxy should be signed in the exact manner as the name appears on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. 5. The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. INSTEAD OF MAILING THIS PROXY, YOU MAY SUBMIT YOUR PROXY USING SECURE ONLINE VOTING AVAILABLE ANYTIME: To Vote Your Proxy Online please visit: https://login.odysseytrust.com/pxlogin You will require the CONTROL NUMBER printed with your address to the right. If you vote by Internet, do not mail this proxy. To Virtually Attend the Meeting: You can attend the meeting virtually by visiting https://web.lumiagm.com and entering the meeting ID 214-479-137. For further information on the virtual AGM and how to attend it, please view the management information circular of the company for the fiscal year 2021. The password to join the meeting is acreage2022. To request the receipt of future documents via email and/or to sign up for Securityholder Online services, you may contact Odyssey Trust Company at www.odysseycontact.com Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. A return envelope has been enclosed for voting by mail.